LEASE AGREEMENT

by and between

Eureka Square Shopping Center, L.P.,
a California limited partnership,

as LANDLORD

and

First National Bank of Northern California,
a California corporation,

as TENANT

for Premises located at

164 Eureka Square
Pacifica, CA 94044

Table of Contents

LEASE

This Lease is made and entered into as of the 7th day of August, 2013 by and between Eureka Square Shopping Center, L.P., a California limited partnership, ("Landlord") and First National Bank of Northern California, a California corporation ("Tenant"). For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises herein described for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

1. Basic Lease Provisions.

The basic provisions of this Lease, and the Sections in which they are contained in this Lease, are as set forth below. The descriptions of the following basic provisions are for summary purposes only and are to be construed in accordance with all of the applicable terms and conditions of this Lease.

		SECTIONS
1.1	Tenant's Trade Name.	
	First National Bank of Northern California	1, 7.1
1.2	Description of Premises.	
	164 Eureka Square, Pacifica, CA 94044 ("Premises"), as shown cross-hatched on Exhibit "A".	2
1.3	Approximate Floor Area of Premises.	
	±606 square feet	2
1.4	Location of Building in Which Premises are Located.	
	NEC Oceana Blvd. at Eureka Square Drive, Pacifica, CA	2
1.5	Lease Term.	
	Three (3) years ("Lease Term").	3.1
1.6	Commencement Date.	
	September 1, 2013 ("Commencement Date").	3.1
1.7	Expiration Date.	
	August 31, 2016	3.1
1.8	Base Rent.	
	$1,250.00 per month ("Base Rent").	4.1
1.9	Date of First Base Rent Adjustment.	
	Not Applicable	4.2
1.10	Base Rent Adjustment Date(s).	
	Not Applicable ("Base Rent Adjustment Date(s)").	4.2
1.11	Percentage Rent Rate.	
	Not Applicable	4.3

1.12 Prepaid Rent.

$-0- ("Prepaid Rent"). 4.5

1.13 Security Deposit.

$-0- ("Security Deposit"). 5

1.14 Tenant's Share of Real Property Taxes, Common Area Operating Expenses, Insurance and Other Costs, as Additional Rent.

Zero and 0075/1,000ths—percent (0.0075%) 4.4,6.2,8,9.3, 9.4,10.1,15.2,15.3

1.15 Use.

An automated teller machine (ATM) kiosk providing the public with commercial banking services including without limitation the acceptance of deposits and cash withdraws. 7.1

1.16 Initial Gross Monthly Occupancy Costs.

The following costs are Tenant's initial Gross Monthly Occupancy Costs. These costs are subject to adjustment as described in this Lease, and do not include the Security Deposit or Prepaid Rent.

Explanation	Amount	Section
Base Rent	$1,250.00	4
Common Area Operating Expense Contribution	77.00	9
Real Property Tax Contribution	33.00	6.2
HVAC Preventive Maintenance	BY TENANT	10.2
Insurance Contribution	7.00	15.2,15.3
TOTAL	$1,367.00	

1.17 Addresses for Notices.

26.8

Landlord: c/o Biagini Properties, Inc.
333 W. El Camino Real, Suite 240
Sunnyvale, CA 94087-1969

Tenant: 975 El Camino Real
South San Francisco, CA 94080

1.18 Food Use.

INTENTIONALLY DELETED.

1.19 Exhibits.

The following Exhibits attached to this Lease are incorporated herein by this reference and made a part of this Lease as though set forth in full:

(a) Exhibit "A". A site plan with the Premises marked by cross-hatching. Tenant acknowledges that Landlord may, in its sole and absolute discretion, change the shape, size, location, number, type and extent of the improvements shown on any site plan of the Real Property, Shopping Center, Building and/or the Premises which may have been displayed or furnished to Tenant or which may be a part of Exhibit "A". Tenant does not rely on, nor does Landlord make any representation or warranties with respect to, the continued existence of any feature, facility, improvement or service presently in place, or the installation of any such item not presently in place with respect to the matters shown on Exhibit "A". Any improvements appearing on Exhibit "A" are for the purposes of illustration only.

(b) Exhibit "B". Description of construction work to be performed by Landlord ("Landlord's Work"), if any, and/or construction work to be performed by Tenant ("Tenant's Work"), if any. Any improvements to the Premises to be made by Landlord and/or Tenant shall be constructed and installed in accordance with the provisions of Exhibit "B" attached hereto.

(c) Exhibit "C". Legal description of the Real Property (as defined in Section 2 below).

(d) Exhibit "D". Acknowledgment of Commencement Date.

(e) Exhibit "E". INTENTIONALLY OMITTED.

(f) Exhibit "F". Rules and Regulations.

2. Premises.

2.1 Description.

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions herein set forth, the Premises described in Section 1.2 and shown cross-hatched on the site plan attached hereto as Exhibit "A", together with the existing improvements thereon and, if applicable, any improvements to be constructed thereon by Landlord as set forth in Exhibit "B" attached hereto, if any (hereinafter collectively referred to as the "Premises"). Landlord and Tenant hereby agree and acknowledge that the Premises (a) consist of the approximate number of square feet listed in Section 1.3 (which approximate square footage shall be conclusive and binding on Landlord and Tenant it being the intent of the parties that, notwithstanding a determination that the square footage of the Premises is more or less than the square footage set forth in Section 1.3, the Base Rent, the Tenant's Share and all other calculations based on the square footage of the Premises shall not be adjusted unless the gross leasable area of the Real Property or Shopping Center is determined by Landlord during the Lease Term to be more or less than as of the Commencement Date hereof) and (b) comprise a portion of a building (the "Building") constructed on that certain parcel of real property (the "Real Property") situated at the location described in Section 1.4 and more particularly described on Exhibit "C" attached hereto. The Building is a portion of a shopping center located on the Real Property and illustrated on the site plan. As used in this Lease, the term "Shopping Center" shall mean the Real Property and all buildings and improvements from time to time located thereon, together with all common areas, parking areas, driveways and landscaped areas from time to time located on the Real Property.

Except for Landlord Work to be performed by Landlord pursuant to Exhibit "B" attached to this Lease, if any, Tenant hereby agrees and acknowledges that the Premises shall be accepted by Tenant in an "as is" present condition including all faults without any representation or warranty by Landlord. Tenant hereby acknowledges that it has been afforded an opportunity by Landlord prior to the execution of this Lease to enter the Premises for the purpose of inspection of the condition of the Premises and determination of the suitability of the Premises for Tenant's permitted use and the compliance (or non-compliance) of the Premises with applicable laws, including without limitation the Americans With Disabilities Act "(ADA"). Tenant does hereby waive and disclaim any objection to, cause of action based upon or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises, Building and/or Shopping Center or the suitability of same for Tenant's permitted use. Landlord makes no representation as to the Premises compliance with existing laws or with regard to the Premises suitability for Tenant's use. Tenant has investigated the Premises and applicable governmental requirements related to the Premises and Tenant's proposed use and has determined that the governmental requirements and restrictions on the Premises' use are acceptable to Tenant.

2.2 Relocation.

INTENTIONALLY DELETED.

3. Term.

3.1 Term; Commencement Date.

The term of this Lease shall be for the period specified in Section 1.5, commencing on the date specified in Section 1.6, and expiring on the date specified in Section 1.7. As used in this Lease, the term "Lease Term" shall mean the term of this Lease as specified in this Section and any extensions of such term pursuant to this Lease.

3.2 Delay in Commencement.

Tenant agrees that in the event Landlord is unable for any reason to deliver possession of the Premises to Tenant on the Commencement Date set forth in Section 1.6 (if any), Landlord shall not be liable for any damage caused thereby nor shall such inability affect the validity of this Lease or the obligations of Tenant hereunder. In such case Tenant shall not be obligated to pay Rent or other monetary sums due under this Lease until possession of the Premises is tendered to Tenant.

3.3 Early Entry.

If Landlord is required to construct improvements to the Premises, Tenant may enter the Premises prior to the Commencement Date to install fixtures and equipment therein only if Tenant first obtains the prior written approval of Landlord for such entry and provides Landlord with an insurance certificate evidencing commercial

general liability, property damage and other coverages to be in force pursuant to Section 15 of this Lease. Landlord may withhold such approval if Landlord determines in its sole and absolute discretion that such entry will delay completion of construction of the improvements which Landlord is required to construct pursuant to Exhibit "B". If Landlord permits Tenant to so enter upon the Premises, such entry shall be subject to all of the terms and conditions of this Lease, excepting only the obligation to pay Rent. Tenant shall coordinate its entry onto the Premises with Landlord and the contractors and other personnel employed by Landlord. Tenant shall at all times while exercising its right of entry, refrain from interfering with the construction activities of Landlord's personnel. In any case, Tenant shall repair any damage to the improvements constructed by Landlord pursuant to Exhibit "B" resulting from the entry upon the Premises by Tenant or Tenant's contractors, agents or employees prior to the Commencement Date or caused by the installation of fixtures and equipment by Tenant or Tenant's employees or contractors. If the entry by Tenant or its employees or contractors prior to the Commencement Date causes a delay in completing the construction of Landlord's Work, then the Commencement Date of this Lease shall occur on the date the Commencement Date would have occurred had there been no delay in completing the construction of Landlord's Work caused by Tenant or its employees or contractors. In the event Tenant does not immediately comply with notice from Landlord requesting that Tenant cease any interference with Landlord's construction activities, Tenant shall be required to vacate the Premises, to remove from the Premises any equipment or other personal property belonging to Tenant or Tenant's contractors or agents and shall have no further right to enter the Premises until the Commencement Date.

3.4 Acknowledgment of Commencement Date.

In the event the Commencement Date is not specified as a firm date in Section 1.6, then Landlord and Tenant shall execute a written acknowledgment of the Commencement Date and shall attach it to this Lease as Exhibit "D".

4. Rent.

4.1 Base Rent.

Commencing on the Commencement Date, Tenant shall pay to Landlord as the Base Rent for the Premises the sum specified in Section 1.8 (subject to adjustment as set forth in Section 4.2 below), in advance on the first day of each calendar month of the Lease Term, without deduction, offset, prior notice or demand, in lawful money of the United States. The Base Rent and all other rent and sums due under this Lease shall be payable to Landlord or to such person or entity as Landlord may designate in writing, at Landlord's address or at such other place as Landlord may designate in writing from time to time. Base Rent shall be prorated for any fraction of a month at the commencement or termination of the term of this Lease.

4.2 Base Rent Adjustment.

INTENTIONALLY DELETED.

4.3 Percentage Rent.

INTENTIONALLY DELETED.

4.4 Additional Rent.

All taxes, Common Area Operating Expenses, HVAC preventive maintenance, insurance premiums, late charges, costs and expenses which Tenant is required to pay under this Lease, together with all interest that may accrue thereon in the event of Tenant's failure to pay such amounts, and all damages, costs and expenses which Landlord may incur by reason of any default by Tenant, shall be deemed additional rent ("Additional Rent") and shall be paid in addition to the Base Rent, and, in the event of nonpayment by Tenant, Landlord shall have all rights and remedies with respect thereto as Landlord has for the nonpayment of Base Rent. The Base Rent and the Additional Rent are collectively referred to herein as the "Gross Monthly Occupancy Costs" or "Rent".

4.5 Prepaid Rent.

Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord Prepaid Rent in the amount specified in Section 1.12. Said sum shall be applied to the Gross Monthly Occupancy Costs first accruing under this Lease.

4.6 Place of Payment.

Tenant shall pay the Rent to Landlord at the address of Landlord set forth in Paragraph 1.17 or to such other person(s) or at such other place(s) as Landlord may designate in writing.

4.7 Form of Payment.

In the event any of Tenant's Rent payments made by personal or company check shall be dishonored by the drawee financial institution, then Landlord shall have the right to refuse any future Rent payments not made by

cashier's check drawn on a banking institution located in the United States of America. If any check is dishonored by the drawee financial institution, Tenant shall pay to Landlord as Additional Rent, all fees and costs incurred by Landlord by reason of such dishonored check. Landlord shall not be required to accept any post dated check.

5. Security Deposit.

Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord a Security Deposit in the sum specified in Section 1.13. Said sum shall be held by Landlord as a security deposit for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit (i) for the payment of any amount due and payable under this Lease, (ii) to repair damage to the Premises caused by Tenant, (iii) to clean the Premises, (iv) to remedy any default by Tenant under this Lease, (v) to reimburse Landlord for any out-of-pocket payment which Landlord may spend or be required to spend by reason of Tenant's default or (vi) for the payment of any other amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to restore the Security Deposit shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant is not in default under this Lease, then within thirty (30) days after the termination or expiration of the Lease Term and after Tenant has vacated and surrendered possession of the Premises pursuant to Section 22 of this Lease, Landlord shall return the Security Deposit, less any sums Landlord is entitled to keep, to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder). In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said deposit to Landlord's successor in interest, and upon such transfer, Landlord shall be released from liability for the return of such deposit or the accounting therefor. Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the Effective Date, that limit the amounts that Landlord may claim from a security deposit only to those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises. Without limiting the foregoing, Landlord may apply the Security Deposit to any sums due it under Civil Code Section 1951.2 on account of Tenant's default hereunder and Tenant does hereby expressly waive the provisions of Section 1950.7 of the California Civil Code pertaining to the application of commercial security deposits.

6. Taxes.

6.1 Personal Property and Other Taxes.

Tenant shall pay, prior to delinquency, any and all taxes and assessments, license fees and public charges levied, assessed or imposed upon or against Tenant's fixtures, equipment, furnishings, furniture, appliances, inventory and other personal property installed or located on or within the Premises. Tenant shall cause said fixtures, equipment, furnishings, furniture, appliances, inventory and other personal property to be assessed and billed separately from the real property of Landlord. On demand, Tenant shall furnish Landlord with satisfactory evidence of these payments. In the event any or all of Tenant's fixtures, furnishings, equipment and other personal property are assessed and taxed with Landlord's real property, then Tenant shall pay to Landlord as Additional Rent, the taxes attributable to said personal property within ten (10) days after receipt of billing from Landlord, as Additional Rent. Landlord shall have the right to pay such taxes or assessments regardless of the validity of the levy.

Tenant shall pay, prior to delinquency, any and all privilege taxes, excise taxes, business and occupation taxes, gross receipts taxes, sales and/or use taxes, employee taxes, occupational license taxes imposed upon Tenant with respect to the Premises or Tenant's operation of its business on the Premises. On demand, Tenant shall furnish Landlord with satisfactory evidence of these payments.

6.2 Real Property Taxes.

(a) Definition of Real Property Taxes. For the purpose of this Lease, "Real Property Taxes" means and includes any and all taxes and other similar charges on real property or improvements, assessments, domestic water, storm water and sanitary sewer charges, and all other charges assessed or levied upon the Premises, Building, Real Property or Shopping Center including without limitation, all taxes, assessments (including, but not limited to, assessments for public improvements or benefits), fees for public improvements, taxes based on vehicles utilizing parking areas, taxes based or measured by the Rent paid, payable or received under this Lease and other leases related to the tax parcel assessed, taxes based upon, allocable to, or measured by the area, value, use, operation or occupancy of the Premises and/or tax parcel assessed, any privilege tax, excise tax, business or occupation tax, gross receipts tax, occupational license tax, any tax upon this transaction, Environmental Surcharges (as defined below), and all other governmental impositions and charges of every kind and nature whatsoever, whether or not customary or within the contemplation of the parties hereto and regardless of whether the same shall be extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which, at any time during the Lease Term, shall be applicable to, assessed, levied or imposed upon the Premises, the Building, the Real Property, and/or the Shopping Center or become due and payable and a lien or charge upon the Premises, the Building, the Real

Property and/or the Shopping Center, or any part thereof, under or by virtue of any present or future laws, statutes, ordinances, regulations or other requirements of any governmental authority whatsoever. The term "Environmental Surcharges" shall mean and include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, the Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder or any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy. The term "Real Property Taxes" shall not include any federal, state or local net income, estate or inheritance tax imposed on Landlord.

(b) Tenant's Share. "Tenant's Share of Real Property Taxes" shall be a fraction, the numerator of which is the number of square feet of gross floor area of the Premises and the denominator of which is the gross leasable area of all buildings located upon the tax parcel assessed. Tenant shall pay to Landlord, as Additional Rent, Tenant's Share of all Real Property Taxes levied or assessed against the Premises, the Building, the Real Property and/or the Shopping Center during the Lease Term. Tenant's Share of Real Property Taxes shall be payable in advance on the first day of each month in an amount equal to one-twelfth (1/12) of the total of Tenant's Share of Real Property Taxes reasonably estimated by Landlord to be payable during the calendar year in which such month falls. Within ninety (90) days after the end of each calendar year, Landlord will give to Tenant a written statement of the actual Real Property Taxes during the preceding calendar year. The failure of Landlord to submit the statement shall not be deemed to be a waiver of Tenant's obligation to pay Tenant's Share of Real Property Taxes. Within ten (10) days after the tax statement is given, an adjustment will be made by payment to Landlord or repayment by Landlord, as the case may require, so that Tenant shall have paid Tenant's Share of Real Property Taxes actually assessed and no more. At the commencement of this Lease, Tenant's Share of Real Property Taxes shall be the percentage stated in Section 1.14, which percentage may vary from time to time with changes in the gross leasable area of the Premises and/or the gross leasable area of all buildings located upon the tax parcel assessed. All Real Property Taxes for the years in which the Lease commences and terminates shall be prorated between Landlord and Tenant on the basis of a 365-day year.

7. Use of Premises.

7.1 Use.

(a) Restricted Use. The Premises shall be used and occupied by Tenant solely for the use specified in Section 1.15 and under the trade name specified in Section 1.1, and for no other purpose and under no other trade name whatsoever.

(b) Change in Use. Tenant acknowledges and agrees that Landlord has carefully selected the tenants for the Shopping Center in order to produce a mix of tenant uses compatible and consistent with other uses at the Shopping Center. Any change in the use of the Premises by Tenant, except as permitted by this Section 7.1, shall be an Event of Default under Section 20.1 below. It is the intent of the parties that at no time shall Tenant be entitled to operate any business on the Premises which (i) is similar to or directly competes with, the principal use of any other tenant occupying any other portion of the Shopping Center; or (ii) violates the terms of any exclusive use provision or restrictive covenant contained in any lease covering any portion of the Shopping Center, or (iii) violates the terms of any recorded document encumbering the Shopping Center or any portion thereof. In the event Tenant or any of its successors, sublessees or assignees desires to change the use being made of the Premises, Tenant shall deliver to Landlord written notice of such intended change in use, no fewer than forty-five (45) days prior to the date such change is intended to commence. The notice shall contain a description of the proposed use to be made of the Premises, any alterations or modifications to the Premises to be performed in connection with the change in use, and the date on which the change in use, if approved, would commence. On or before the expiration of forty-five (45) days from the date Landlord receives the notice, Landlord shall give Tenant written notice, which notice shall either, in Landlord's sole and absolute discretion, (A) approve Tenant's proposed use, which approval shall be subject to any conditions specified by Landlord in such notice; or (B) disapprove Tenant's proposed use. In the event Landlord fails to respond to Tenant's notice within such forty-five (45) day time period, Tenant's proposal shall be deemed disapproved. Landlord shall have no obligation whatsoever to approve a change of use.

Tenant agrees to indemnify, protect, defend and hold Landlord harmless from and against any claims, losses, liabilities, costs, expenses, fees or damages (including, without limitation, any claims by any other tenant of the Shopping Center) arising from or in connection with (x) Tenant's breach of any of the conditions imposed by Landlord on Tenant's change in use as specified in Landlord's approval of such change in use; or (y) any change in use or trade name made by Tenant without Landlord's approval. Within ten (10) days after written demand therefor, Tenant agrees to reimburse Landlord for any costs or liabilities, including attorneys' fees, incurred by Landlord in connection with Landlord's review of and response to Tenant's notice of intended change in use. Landlord's approval of any proposed change in use shall not be deemed to be an approval of any subsequent change in use.

(c) Operation. Tenant covenants and agrees that it will continuously and uninterruptedly, from and after the Commencement Date, operate and conduct on the Premises the business which it is permitted to operate under the provisions of this Lease. If the Premises are destroyed or partially condemned and this Lease remains in full force and effect, Tenant shall continue the operation of its business at the Premises to the extent reasonably practical from the standpoint of good business judgment during any period of reconstruction. Tenant shall employ its best efforts to operate the business conducted on the Premises in a manner that will produce the maximum

volume of gross sales and shall keep the Premises neat and presentable. Tenant shall keep the Premises open for business during those hours in which at least seventy-five percent (75%) of the other tenants of the Shopping Center are open for business.

Tenant shall keep the display windows in a neat and clean condition at all times. Tenant shall keep such display windows well lighted from dusk until such reasonable time as Landlord may establish in the rules and regulations for the Shopping Center. Tenant shall maintain from sundown to sunrise a night light on the Premises at a location approved by Landlord.

7.2 Suitability.

Tenant acknowledges that neither Landlord nor Landlord's agents have made any representation or warranty, express or implied, with respect to the Premises, the Building, the Real Property or the Shopping Center or with respect to the suitability of the same for the conduct of Tenant's business. Without limiting the foregoing, no representation has been made to Tenant concerning the number or identity of other tenants or prospective tenants in the Building or the Shopping Center; the volume of business in the Premises, the Building or the Shopping Center; the zoning or uses permitted under applicable governmental regulations or restrictions; the applicability of governmental regulations and restrictions to Tenant's proposed use of the Premises. Landlord has not agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Lease. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises, Building and Shopping Center were at such time in good order, condition and repair and that Landlord's Work with respect to the Premises pursuant to Exhibit "B" attached hereto, if any, has been completed. Tenant understands that various governmental regulations may limit the use, alteration or operation of the Premises and Tenant has made all investigations it deems appropriate regarding governmental matters before signing this Lease.

It is expressly understood and agreed by the parties hereto that nothing contained in this Lease, or in any manner expressed or implied, is to be construed as in any way prohibiting, restricting or limiting Landlord's right to use, rent or lease any portion, or all, of the Shopping Center, or any other property owned, managed or leased by Landlord, for any purpose, or use, whether or not such purpose or use be in competition, direct or otherwise, with the use for which the Premises herein are to be operated by Tenant. Nothing herein shall express or imply any duty or obligation on the part of Landlord to maximize Tenant's gross sales, or to prohibit expressly or implicitly any act by Landlord that may result in a loss or reduction of gross sales or profitability by Tenant. Landlord shall have no obligation to keep the Shopping Center full of patrons or merchants, to keep the stores therein leased or occupied, or to lease other portions of the Shopping Center for any specific use or uses or to any particular lessee.

7.3 Prohibited Uses; Compliance with Laws.

(a) Effect On Insurance Rates. Tenant shall not do or permit anything to be done in or about the Premises which will in any way increase the existing rate of or otherwise affect any fire or other insurance covering the Premises, the Building or the Shopping Center, or any of its contents, or cause a cancellation of any such insurance policy, whether the insurance is maintained by Landlord, Tenant or other tenants of the Shopping Center. Tenant shall not sell or permit to be kept, used or sold in or about the Premises or the Building, any articles which may be prohibited by a standard form of fire insurance policy. In the event any costs of any such insurance are increased as a result of Tenant's failure to comply with the provisions of this Lease, Tenant shall pay to Landlord, as Additional Rent, said increased costs, plus interest from the date of expenditure, at the Permitted Rate (as defined in Section 26.7 below), within ten (10) days after Landlord gives Tenant written notice of said increased costs.

(b) No Waste. Tenant shall not (i) do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Shopping Center or injure or annoy them; (ii) use or allow the use of the Premises for any unlawful or objectionable purpose; (iii) cause, maintain or permit any nuisance in, on or about the Premises, the Building, the Real Property or Shopping Center; (iv) commit or suffer to be committed any waste in or upon the Premises, the Building, the Real Property or Shopping Center; (v) place or operate, or permit to be placed or operated, electronic games or amusement devices on the Premises; (vi) perform or carry on any practice which may damage or deface the Premises or any part of the Building, the Real Property or Shopping Center; or (vii) display or sell merchandise outside the defined exterior walls and doorways of the Premises.

(c) Compliance with Laws. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation or requirement of duly constituted public authorities now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all permit and licensing ordinances and regulations applicable to Tenant's business conducted on the Premises and with all other laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any fire rating bureau or other similar body relating to or affecting the condition, use or occupancy of the Premises. Without limiting the generality of the preceding sentence, Tenant shall perform and pay for any and all alterations and improvements or structural changes required by applicable laws, statutes, ordinances and/or regulations attributable to Tenant's permitted use of the Premises as defined in Section 1.15 of this Lease and/or alterations, additions or improvements performed within the Premises by Tenant or Tenant's contractors, agents, employees,

assignees or sublessees. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall expressly comply with all of its obligations under Section 27 below entitled "Hazardous Material".

8. Utilities.

Tenant shall pay, prior to delinquency, all charges (including all taxes thereon) for water, gas, electricity, heat, telephone, trash removal and interior janitorial services, window washing, cable television, security system and any other utilities, materials and services supplied to the Premises during the Lease Term and shall indemnify, protect, defend and hold Landlord harmless from any liability therefrom. If the Premises are not served by a separate meter for any such utility or service, then Tenant shall pay to Landlord, as Additional Rent, "Tenant's Share" of the charges for such utility based upon the proportion which the number of square feet of gross floor area of the Premises bears to the total number of square feet of gross floor area served by the same utility meter or service provider. Tenant shall pay such charges within ten (10) days of receipt of billing therefor. Notwithstanding the foregoing sentence to the contrary, in the event that Landlord determines that Tenant's consumption of any such service or commonly-metered utility may be in excess of the per-square-foot usage by other tenants served by the same common service provider or meter, then Landlord may elect either: (i) to cause the service to the Premises to be separately billed or the utility service to be separately metered in which event Tenant shall reimburse Landlord upon demand for the reasonable cost of separate meter installation and Tenant shall pay for the full cost of utilities consumed as measured by said separate meter or service provided under separate billing, as the case may be, or (ii) to determine, in Landlord's reasonable discretion, the proportion utilized by Tenant ("Tenant's Disproportionate Share") and Tenant shall pay Tenant's Disproportionate Share of the charges for the utility or other service within ten (10) days after receipt of a billing therefore. Except for Landlord's sole active negligence or willful misconduct, Landlord shall not be liable for any damages which may result from any failure or interruption of any utility service being furnished to the Premises, and no such failure or interruption shall entitle Tenant to terminate this Lease or to any abatement of Rent.

9. Common Area Operating Expenses.

9.1 Common Area Definition and Use.

The term "Common Area" as used herein shall mean all areas and facilities in or on the Shopping Center that are designated by Landlord from time to time for the non-exclusive use by Tenant in common with other authorized users. The Common Area includes, without limitation, the vehicle parking areas, driveways, sidewalks, landscaped areas, common drainage system, community rest rooms, service and loading areas, exterior stairways and ramps, fire sprinklers, fire sprinkler control systems and equipment, trash enclosure and disposal facilities, signs and other markers. Landlord hereby grants to Tenant, its subtenants, licensees, customers and employees, the nonexclusive right to use the Common Area during shopping and working hours (as determined by Landlord) in common with Landlord, other tenants, and their respective subtenants, licensees, customers, and employees, subject to the provisions of this Lease and to such rules and regulations pertaining to the use of the Common Area as Landlord shall make from time to time. Such right shall terminate upon expiration or earlier termination of the Lease Term.

9.2 Maintenance and Management.

Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be maintained and the expenditures therefor shall be in the sole and absolute discretion of Landlord and all costs incurred by Landlord in good faith shall be deemed conclusively binding on Tenant. Landlord's operation and management of the Common Area shall include, without limitation, the right to:

(i) Close any of the Common Areas to whatever extent required in the opinion of Landlord's counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas;

(ii) Close temporarily any of the Common Areas for repair, maintenance or improvement purposes;

(iii) Designate other property outside the boundaries of the Shopping Center to become part of the Common Area;

(iv) Multi-deck any of the parking areas;

(v) Designate restricted parking areas. Within ten (10) days after Landlord so requests, Tenant shall furnish to Landlord the automobile license numbers of the vehicles customarily used by Tenant and its authorized employees. Within ten (10) days after any change thereafter, Tenant shall advise Landlord of the change. Employees of Tenant shall be required to park in areas designated for employee parking, if any. The parking area shall not be used for any purpose other than the parking of motor vehicles and the ingress and egress of pedestrians and motor vehicles;

(vi) Prohibit overnight parking of any vehicles, including trucks, recreational vehicles, storage vans, mobile homes, boats or trailers;

(vii) Select a person or entity to maintain and operate any of the Common Area if at any time Landlord determines that the best interests of the Landlord and/or the Shopping Center will be served by having any of the Common Area maintained and operated by that person or entity. Landlord shall have the right to negotiate and enter into a contract with that person or entity on such terms and conditions and for such period of time as Landlord deems reasonable and proper both as to service and as to cost; and/or

(viii) Make changes and/or improvements to the Common Area including, without limitation, changes in the location of driveways, entrances, exits, vehicular parking spaces, parking area, or the direction of the flow of traffic.

9.3 Definition of Common Area Operating Expenses.

The term "Common Area Operating Expenses" as used in this Lease shall mean and include all costs and expenses of every kind and nature as may be paid or incurred by Landlord (including appropriate reserves) in operating, managing, insuring, equipping, lighting, repairing, replacing and maintaining the Common Area and in providing such security and fire protection for the Premises, the Building, the Real Property and the Shopping Center as Landlord deems necessary. The Common Area Operating Expenses shall include, without limitation, all costs of general maintenance and repair; cleaning, repair, maintenance and replacement of the parking, sidewalk and driveway areas, including resurfacing, repairing, patching, striping, resealing and replacing the parking, sidewalk and driveway areas; lighting the Common Area; installation, repair and maintenance of appropriate signs and markers; repairing, maintaining and replacing underground sanitary sewer and storm drainage systems (including, without limitation, hydro-flushing sanitary sewer lines and clearing blockages) and repairing, maintaining and replacing lines, equipment and systems including underground gas, electric, cable television and transformers; repair, maintenance and/or replacement of the roof surface (but not the roof structure); maintenance, repair and replacement of landscaping; refuse collection services provided via a community dumpster; trash enclosure repairs; trash receptacles; utilities services; security protection (if any); pest control services (excluding structural-related termite work); backflow prevention device maintenance, repair and replacement; fire sprinkler system repairs, alarms and monitoring services; towing charges; graffiti control costs throughout the Shopping Center; liability insurance and property casualty insurance for the Common Area; personal property taxes; supplies, tools and equipment used in conjunction with any repair, maintenance or replacement; license and permit fees for any such repair, maintenance, replacement and operation; compliance with transportation demand management measures imposed by any governmental agency; property management fees; and an administrative fee to Landlord equal to ten percent (10%) of the Common Area Operating Expenses (excluding real property taxes and insurance premiums), which amount is to compensate Landlord for accounting and administrative services. Common Area Operating Expenses shall also include all real property taxes and assessments levied or assessed against the Common Area to the extent Tenant is not obligated to pay Tenant's Share of such real property taxes and assessments pursuant to Section 6.2.

9.3.1 Landlord Provides No Security. Nothing contained in this Section 9.3 or elsewhere in this Lease shall create or imply any obligation or duty on the part of Landlord to provide any security services or protection for the Premises, the Building, the Real Property and/or the Shopping Center and Tenant hereby waives any obligation on the part of Landlord to provide any such security service or protection. Tenant shall provide for itself whatever security measures Tenant deems appropriate or necessary to secure the Premises and Tenant's employees, invitees, customers and visitors. Tenant shall be solely responsible to repair any damage to the Premises caused by criminal activities. Tenant shall properly secure valuable property within the Premises to deter potential criminal activity.

9.4 Payment of Common Area Operating Expenses.

Tenant shall pay to Landlord, as Additional Rent, Tenant's Share of the Common Area Operating Expenses. Tenant's Share of the Common Area Operating Expenses shall be a fraction, the numerator of which is the number of square feet of gross leasable area of the Premises and the denominator of which is the gross leasable area of all buildings served by the Common Area Operating Expense in question. Tenant may have a different Tenant's Share for different items of Common Area Operating Expenses. For example, some Common Area Operating Expenses may be pro rated to the Shopping Center while other Common Area Operating Expenses may be pro rated only to the Building or to certain buildings within the Shopping Center. At the commencement of the Lease, Tenant's respective Tenant Shares are specified in Section 1.14. Such Tenant's Shares may vary from time to time with changes in the gross leasable area of the Premises and/or Building and/or Shopping Center and/or portions of the Shopping Center served. Tenant's Share of the Common Area Operating Expenses shall be payable in advance on the first day of each month, in an amount equal to one-twelfth (1/12) of Landlord's reasonable estimate of the annual Common Area Operating Expenses, multiplied by Tenant's Share. Landlord may periodically adjust its estimates of Common Area Operating Expenses to reflect current experience and following any such adjustment Tenant shall thereafter pay Tenant's Share of Common Area Operating Expenses on the basis thereof. Within ninety (90) days after the end of each calendar year, Landlord will furnish to Tenant a written statement of the Common Area Operating Expenses paid or incurred during the preceding year. The failure of Landlord to submit the statement provided for herein shall not be deemed a waiver of Tenant's obligation to pay Tenant's Share of Common Area Operating Expenses. Within ten (10)

days after said statement is given, an adjustment will be made by payment to Landlord or repayment by Landlord, as the case may require, so that Tenant shall have paid Tenant's Share of the Common Area Operating Expenses paid or incurred by Landlord and no more. Tenant shall have the right to audit Landlord's books, records and accounts that pertain to Common Area Operating Expenses related to any particular calendar year for a period of six (6) months after the annual accounting for such calendar year is received by Tenant. Such an audit shall be conducted in the business offices of the Landlord or its authorized agent during normal business hours. If Tenant fails to request in writing an audit within one hundred eighty (180) days after Tenant receives the annual accounting for a year, the Tenant shall be deemed to have accepted Landlord's accounting as accurate, and Tenant's rights to audit or to request a refund with regard to the period covered by the statement shall expire.

9.5 Rules and Regulations.

Tenant and Tenant's agents, employees and invitees shall faithfully observe and comply with all rules and regulations governing the use of the Premises, Common Area, Building, Real Property and Shopping Center which Landlord may promulgate from time to time. Any failure to observe and comply with said rules and regulations shall constitute a breach of this Lease. Said rules and regulations may be amended without notice from time to time, and all such amendments shall be effective upon delivery of notice thereof to Tenant. Landlord shall not be responsible for the failure of any other tenant or occupant to comply with said rules and regulations.

10. Maintenance and Repairs.

10.1 Landlord's Obligations.

Subject to the provisions of Section 16, Landlord shall, at Landlord's expense, maintain, in a good state of repair, the structural parts of the roof (but not the roof surface), exterior walls (excluding the interior of all walls and the exterior and interior of all windows, doors, showcases and plate glass), and foundations of the Premises and the Building. As used herein, "maintenance" of the exterior walls shall include only repainting, staining and waterproofing. Graffiti removal shall not be considered "maintenance" for which Landlord is responsible hereunder, but is a Common Area Operating Expense. Notwithstanding the preceding two sentences, in the event any such maintenance and/or repairs are made necessary by the wrongful or negligent act or omission of Tenant or its employees, agents, customers or invitees, Tenant shall pay to Landlord within ten (10) days after written demand, as Additional Rent, the actual cost of such maintenance and repairs plus interest from the date of expenditure at the Permitted Rate (as defined in Section 26.7 below). Landlord shall have no obligation to make repairs under this Section until a reasonable time after Tenant has notified Landlord in writing of the need for such repairs and maintenance.

Landlord shall maintain, repair and replace the roof surface of the Building; provided, however, the cost of such maintenance, repair and replacement of the roof surface shall be a Common Area Operating Expense and Tenant shall pay to Landlord its pro rata share of the cost of such maintenance, repair and replacement pursuant to Section 9.4.

Landlord shall have no maintenance or repair obligations whatsoever with respect to the Premises except as expressly provided in this Section 10.1. Tenant hereby expressly waives the provisions of Subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California and all rights to make repairs at the expense of Landlord as provided in Section 1942 of said Civil Code. There shall be no allowance to Tenant for diminution of rental value, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of, or the failure to make, any repairs, alterations, decorations, additions or improvements in or to any portion of the Premises, the Building, the Common Area or the Shopping Center (or any of the areas used in connection with the operation thereof, or in or to any fixtures, appurtenances or equipment), or by reason of the negligence of Tenant or any other tenant or occupant of the Real Property. Notwithstanding anything to the contrary contained within this Lease in no event shall Landlord be responsible or liable for any consequential damages or loss of or interference with Tenant's business including without limitation any lost profits. Without limiting the generality of the preceding sentence, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income or profit therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, the Building, the Common Area or the Shopping Center, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building, the Common Area or the Shopping Center, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable for any claims, damages, loss or expense arising from any act or neglect of any other tenant, if any, of the Building or the Shopping Center.

10.2 Tenant's Obligations.

Tenant, at Tenant's sole cost and expense, shall keep and maintain the entire Premises and appurtenances and every part thereof (excepting only those items which Landlord is specifically obligated to repair pursuant to Section 10.1) in good, clean and safe order, condition and repair, including without limitation, all interior

walls, partitions and floors, interior surfaces of the ceilings, doors, door hardware, windows, plate glass, show cases, all electrical, plumbing and lighting systems and equipment, portable fire extinguishers, any separate utility meter installed by Landlord pursuant to Section 8 and any fixtures, signs and equipment installed by or at the expense of Tenant. Tenant hereby acknowledges and agrees that Tenant's repair and maintenance obligations described in this paragraph shall include any and all replacements that are reasonably necessary during the Lease Term.

Tenant shall, at Tenant's sole cost and expense, maintain, repair and replace the heating, ventilation and air conditioning systems and equipment that service the Premises, if any, that exists within the Premises prior to the Commencement Date hereof. If none exists, Tenant may elect to purchase and install such systems and equipment as it may require for its permitted use.

Should Tenant fail to make the repairs and/or replacements required of Tenant hereunder within five (5) days after notice is given by Landlord, Landlord, in addition to all other remedies available hereunder or by law and without waiving any alternative remedies, may make the repairs and/or replacements, and in that event, Tenant shall reimburse Landlord, as Additional Rent, for the cost of such maintenance, repairs and/or replacements,, plus interest at the Permitted Rate (as defined in Section 26.7 below), within ten (10) days of written demand by Landlord.

11. Alterations.

11.1 Alterations by Tenant.

Tenant shall not make, or suffer to be made, any alterations, improvements or additions (collectively "Alterations") in, on, about or to the Premises, the Building, the Real Property or the Shopping Center, or any part thereof, without the prior written consent of Landlord and without a valid building permit issued by the appropriate governmental authority. As a condition to giving such consent, Landlord may impose such requirements as Landlord in its sole and absolute discretion deems necessary, including, without limitation, requirements that (a) Tenant agree to remove any such Alterations (and/or any Alterations installed by or on behalf of the Tenant in connection with any prior occupancy by Tenant of the Premises under any prior lease agreement(s)) at the termination of this Lease, and to restore the Premises to their condition prior to the installation of such Alteration(s) in accordance with all applicable municipal building codes and ordinances then in effect as of the date of restoration; (b) Tenant secure a completion and lien indemnity bond satisfactory to Landlord for said work; and (c) Landlord may approve the plans and specifications and the contractor for such Alterations and limit the times during which the Alteration work may be done. Unless Landlord, at the time it grants consent to any Alteration, agrees in writing that the Alteration may remain on the Premises at the expiration of the Lease Term, Landlord may require Tenant to remove all, or any of its Alterations, upon Lease termination. Unless Landlord exercises its right upon Lease termination to require Tenant to remove any Tenant Alteration, Tenant's Alterations, except movable furniture and trade fixtures not affixed to the Premises, shall become the property of Landlord upon Lease termination and shall remain upon and be surrendered with the Premises at Lease termination. Without limiting the generality of the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, partitioning, drapery, and carpet installations made by Tenant regardless of how affixed to the Premises, together with all other Alterations that have become an integral part of the Building, shall be and become the property of Landlord upon Lease termination, and shall not be deemed trade fixtures, and (unless Landlord requires their removal) shall remain upon and be surrendered with the Premises at the termination or expiration of this Lease. All Alterations shall be (i) performed at Tenant's sole cost and expense, in a good and workmanlike manner, in strict accordance with all of the requirements of governmental authorities having jurisdiction thereof including applicable municipal building codes and ordinances; and (ii) prosecuted diligently to completion, strictly in accordance with the plans and specifications submitted to Landlord. In no event shall the Landlord's review or approval of Tenant's plans and specifications for any Alteration(s) constitute a representation or warranty by Landlord of (i) the accuracy or completeness thereof, (ii) the absence of any design defects or construction flaws therein, or (iii) compliance with applicable municipal building codes and ordinances, and Tenant agrees that the Landlord shall incur no liability by reason of its review or approval. Landlord shall have no obligation to insure, repair or replace any such Alterations. "Trade Fixtures" includes Tenant's grease trap, hood and any "walk-in" refrigeration equipment.

Tenant shall also give Landlord written notice five (5) days prior to the commencement of services or receipt of material for such Alterations and shall permit Landlord to post a notice of non-responsibility in accordance with the statutory requirement of California Civil Code Section 3094 or any amendment thereof. Tenant shall, at its sole cost and expense, obtain all necessary municipal and/or regulatory approvals and permits prior to commencing any Alteration(s) approved by Landlord.

11.2 Alterations by Landlord.

Landlord shall have the right, at any time, to remodel all or any part of the Building and/or the Shopping Center or the buildings and improvements located thereon.

As part of any remodeling or for any other reason, Landlord may adopt new exterior sign criteria. If new exterior sign criteria are adopted, Tenant, after notice from Landlord, at Tenant's sole cost, shall remove all existing exterior signs and replace them with new exterior signs in accordance with the new sign criteria. The new signs shall be erected within sixty (60) days following the date of Tenant's receipt of Landlord's notice. The removal of existing signs and the erection of new signs shall be accomplished at the same time so that the Premises will at all times have exterior signs.

11.3 Tenant's Personal Property.

Subject to the provisions of Sections 7.1, 7.3 and 11.1, Tenant may install in the Premises such trade fixtures, machines, equipment and other personal property as Tenant deems desirable. Subject to the provisions of Section 11.1, all such personal property owned or installed by Tenant in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Lease Term provided Tenant is not in default hereunder, and provided further that Tenant shall repair any damage caused by such installation, use or removal and restore the affected area to the condition existing prior to the installation of such personal property in accordance with applicable municipal building codes and ordinances then in effect as of the date of restoration. If Tenant fails to remove all of its effects from the Premises upon the termination of this Lease, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects, at Tenant's sole cost and expense, without liability of Landlord to Tenant for loss thereof. Tenant agrees to pay Landlord within ten (10) days of written demand, as Additional Rent, any and all expenses incurred in such removal, including court costs and attorneys' fees and storage charges on such effects for any length of time that the same shall be in Landlord's possession, plus interest from the date of expenditure at the Permitted Rate. Landlord may, at its option and without notice, sell any or all of said effects, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale to (a) any amount due under this Lease from Tenant to Landlord and (b) the expense incident to the removal, storage and sale of said effects.

12. Landlord's Entry.

Tenant shall allow Landlord or Landlord's agents, appraisers, lenders, prospective purchasers, representatives, employees or contractors, to enter upon the Premises at reasonable times to inspect the Premises, to perform required maintenance, repair or replacements, to make such additions or alterations to the Premises as Landlord deems necessary or desirable, to show the Premises to prospective purchasers or tenants and to post "for sale" and "for lease" signs and/or serving or posting and keeping posted thereon any notices required by law or which Landlord deems necessary for the protection of Landlord or the Real Property. Landlord may, in connection with any such alterations, additions or repairs, erect scaffolding, post relevant notices and place movable equipment without any obligation to reduce Tenant's Rent for the Premises during such period, provided that the entrance to the Premises shall not be blocked thereby and that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall have the right to use any and all means which Landlord may deem proper to obtain entry to the Premises in any emergency. Any entry to the Premises by Landlord shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

13. Liens.

Tenant shall keep the Premises, the Building, the Real Property and the Shopping Center free from any liens arising out of work or services performed, materials furnished, or obligations incurred by Tenant and shall indemnify, protect, hold harmless and defend Landlord from any claims, liens, attachments, encumbrances and litigation arising out of any work performed or materials furnished by or at the direction of Tenant relating to the Premises together with costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such claims, liens, attachments, encumbrances or litigation. Should any claim of lien be filed against, or should Tenant learn of any intention of any third party to file any claim of lien, or should any action be commenced affecting the Premises and/or Tenant's interest in the Premises, Tenant shall give Landlord written notice of such lien or intention or action within three (3) days after Tenant receives notice of the same. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien or filing of a bond in favor of any lien claimant. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys' fees and costs, shall be payable to Landlord by Tenant as Additional Rent, within ten (10) days of written demand, with interest at the Permitted Rate (as defined in Section 26.7 below). Landlord shall have the right at all times to post and keep posted on the Premises any notices of non-responsibility or other notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises from mechanics' and materialmen's liens.

14. Indemnity.

14.1 Indemnity.

Tenant shall indemnify, protect, defend with counsel satisfactory to Landlord, and hold harmless Landlord, its trustee(s), its beneficiary(ies), its partners, its members, its shareholders and/or its designated third party property manager and their respective partners, members, shareholders, officers, directors, employees, agents and/or authorized representatives from and against any and all claims, causes of action, judgments, obligations, costs (including attorneys' fees), expenses, losses, damages and liabilities, and all expenses incurred in investigating or resisting the same arising out of (a) the use, occupancy, maintenance or operation of the Premises and all areas appurtenant thereto; or (b) any occurrence in, upon or at the Premises; (c) any activity, work, or thing done, permitted

or suffered by Tenant in or about the Common Area; (d) any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease; or (e) any act or negligence of Tenant, or any of its agents, contractors, employees, assignees or sublessees. Tenant shall not be liable for damage or injury caused by the sole active negligence or willful misconduct of Landlord and its designated agents or employees, unless the same are covered by insurance Tenant is required to provide.

14.2 Exemption of Landlord from Liability.

This Lease is made on the express understanding that Landlord shall not be liable for, or suffer loss by reason of, any injury or death to any person or damage or loss of use of any property from any cause whatsoever (except for the sole active negligence or willful misconduct of Landlord), arising out of or in any way connected with the use, operations, occupation or enjoyment of the Premises, whether the damage or injury results from conditions arising upon the Premises or upon other portions of the Building or the Shopping Center, or from other sources. The terms of the foregoing sentence shall also include, without limitation, any liability for injury to the person or property of Tenant, its agents, officers, employees, licensees and invitees. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant (if any) of the Building or the Shopping Center.

14.3 Survival.

The provisions of this Section 14 and any other indemnities set forth elsewhere within this Lease shall survive the termination or expiration of this Lease.

15. Insurance.

15.1 Liability Insurance - Tenant.

Tenant shall, at Tenant's sole cost and expense, but for the mutual benefit of Landlord and Tenant, maintain throughout the Lease Term commercial general liability insurance against claims and liabilities for bodily injury, personal injury, death or property damage occurring in or about the Premises or Shopping Center, including, without limitation, sidewalks directly adjacent to the Premises and such other areas as Tenant, its officers, agents, employees, contractors, assignees, sublessees and invitees shall have the right to use pursuant to this Lease. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000.00) and shall name Landlord (and such other persons or entities as Landlord may designate) as an additional insured. Such insurance shall also insure performance of Tenant's indemnity obligations under this Lease including without limitation those contained in Section 14.1 of this Lease. Such liability insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord's insurance (if any) shall be in excess thereto. If, in the opinion of Landlord's lender or of the insurance broker retained by Landlord, the amount of commercial general liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord's lender or Landlord's insurance broker. If any alcoholic beverages may be sold and/or served on the Premises pursuant to any specific provision in this Lease, the commercial general liability insurance shall specifically include coverage for liabilities related to the sale and/or service of such alcoholic beverages.

15.2 Liability Insurance - Landlord.

Landlord may maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Premises, the Building, the Common Area, the Real Property and/or the Shopping Center with such limits of coverage as Landlord may from time to time determine are reasonably necessary for its protection. The cost of any such insurance procured by Landlord (including any deductible(s) payable by Landlord upon the occurrence of an insured loss) shall be a Common Area Operating Expense and Tenant shall pay to Landlord, as Additional Rent, its pro rata share of the cost of such liability insurance pursuant to Section 9.4.

15.3 Property Insurance.

Landlord shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Premises, the Building and the other buildings located in the Shopping Center, in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risk" or "special form" insurance, plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve (12) months Rent (including, without limitation, sums payable as Additional Rent) for the Shopping Center, plus, at Landlord's option, flood insurance, earthquake insurance, environmental insurance, difference in conditions and any other coverages which may be required from time to time by Landlord's lender. Tenant shall have no interest in or any right to the proceeds of any insurance procured by Landlord on the Premises, the Building or the Shopping Center. The cost of any such insurance procured by Landlord (including any deductible(s) payable by Landlord upon the occurrence of an insured loss) shall be a Common Area Operating Expense and Tenant shall pay to Landlord, as Additional Rent, "Tenant's Pro Rata Share of the Cost" of such liability insurance pursuant to Section 9.4. "Tenant's Pro Rata Share of the Cost" of such insurance shall be a fraction, the numerator of which is the number of square feet of gross leasable area of the Premises and the denominator of which is

the gross leasable area of all buildings covered by such insurance. At the commencement of this Lease, Tenant's Pro Rata Share of the Cost of such insurance shall be the percentage stated in Section 1.4, which percentage may vary from time to time with changes in the gross leasable area of the Premises and/or the buildings covered by such insurance. Tenant acknowledges that such insurance procured by Landlord shall contain a deductible which reduces Tenant's cost for such insurance and, in the event of loss or damage, Tenant shall be required to pay to Landlord the amount of such deductible as a Common Area Operating Expense.

15.4 Form of the Policies.

The policies required by Section 15.1 shall be with companies approved by Landlord and in a form reasonably satisfactory to Landlord and such policies shall name Landlord (and such other persons or entities as Landlord may designate) as an additional insured party with an appropriate endorsement to such policies. Tenant shall have the right to provide the insurance coverage that it is obligated to provide in a blanket policy; provided such blanket policy expressly affords coverage to the Premises and to Tenant and Landlord equivalent to the coverage required by this Lease. Tenant shall deliver to Landlord, prior to possession and occupancy of the Premises, and at least thirty (30) days prior to the expiration thereof, a certificate of insurance evidencing the existence of the policies required hereunder. Such certificate shall certify that the policy (a) names Landlord (and such other persons or entities as Landlord may designate) as an additional insured, (b) shall not be canceled or altered without thirty (30) days prior written notice to Landlord, (c) insures performance of the indemnity obligations of Tenant set forth in this Lease including without limitation those contained within Section 14.1, (d) provides that the coverage is primary and any coverage by Landlord is in excess thereto and (e) contains a cross-liability endorsement. Tenant shall also obtain a written obligation on the part of any insurance company providing such insurance to notify Landlord in writing of any delinquency in premium payments. Tenant agrees that if Tenant does not take out such insurance or keep the same in full force and effect, Landlord may (but shall not be obligated to) take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord, as Additional Rent and within ten (10) days of written demand, the amount so paid plus interest from the date of expenditure at the Permitted Rate (as defined in Section 26.7 below).

15.5 Waiver Subrogation.

Tenant and Landlord hereby mutually waive their respective rights for recovery against each other for any loss of or damage to the property of either party, to the extent such loss or damage is insured by any insurance policy required to be maintained by this Lease or otherwise in force at the time of such loss or damage. Each party shall obtain any special endorsements, if required by the insurer, whereby the insurer waives its right of subrogation against the other party hereto. The provisions of this Section 15.5 shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.

15.6 Tenant's Insurance; Plate Glass Insurance.

Tenant acknowledges that the insurance to be maintained by Landlord on the Premises pursuant to Section 15.3 will not insure any of Tenant's property. Accordingly, Tenant, at Tenant's own expense, shall maintain in full force and effect on all of its fixtures, equipment, leasehold improvements and personal property in the Premises, a policy of "all risk" or "special form" coverage insurance to the extent of at least one hundred percent (100%) of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property or the restoration of Tenant's improvements or alterations. Tenant at its cost shall also maintain business interruption insurance insuring that the Base Rent will be paid to Landlord for a period of up to two (2) years if the Premises are destroyed or rendered inaccessible by a risk insured against by a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements. Tenant, at its sole cost, shall be responsible for the maintenance, repair, and replacement of all plate glass in or enclosing the Premises. If Tenant does not procure insurance on such plate glass, Tenant shall be deemed self-insured for the full replacement cost thereof.

16. Damage to Premises.

16.1 Partial Destruction -- Insurance Available.

As used herein, "partial destruction" means destruction the cost to repair of which does not exceed thirty-three and one-third percent (33 1/3%) of the full insurable value of the Premises and any destruction which exceeds such percentage shall be deemed "total destruction." In the event damage occurs causing a partial destruction of the Premises during the term of this Lease, and there are made available to Landlord pursuant to Section 15.3 insurance proceeds for such damage paying ninety percent (90%) or more of the cost of repairing such damage, Landlord shall utilize all such insurance proceeds and pay any additional cost and cause the Premises to be repaired promptly to substantially the condition existing immediately prior to such damage, with this Lease to continue in full force and effect.

16.2 Partial Destruction -- Insurance Not Available.

In the event of damage causing a partial destruction of the Premises during the term of this Lease and there are no insurance proceeds available, or the insurance proceeds available are less than ninety percent (90%) of the cost of repairing such damage, then Landlord shall have the option, for a period of sixty (60) days after the unavailability or amount of insurance proceeds is determined, to elect (a) to terminate this Lease and to retain all

insurance proceeds or (b) to repair the damage at Landlord's expense (unless such damage was caused by Tenant or Tenant's contractors, agents, employees, assignees or sublessees in which event such repairs shall be at the Tenant's sole cost and expense). The failure of Landlord to take any action within such sixty (60) day period shall be deemed to be an election to terminate the Lease. In the event Landlord elects to repair such damage, such work shall be completed promptly, restoring the Premises substantially to the condition existing immediately prior to such damage, and this Lease shall continue in full force and effect. In the event Landlord elects to terminate the Lease, Tenant shall have thirty (30) days thereafter to elect to pay for the cost of such repairs to the extent insurance proceeds are not available. In the event Tenant elects to do so, concurrently therewith Tenant shall deposit with Landlord or make available to Landlord, the amount required in addition to any available insurance proceeds to complete the repairs. Landlord shall cause such repair work to be completed promptly thereafter, restoring the Premises substantially to the condition existing immediately prior to such damage, and this Lease shall continue in full force and effect.

16.3 Total Destruction.

In the event damage occurs causing a total destruction of the Premises or the Premises cannot be repaired to substantially the condition existing immediately prior to such damage under applicable laws and regulations, notwithstanding the availability of insurance proceeds or contributions from Tenant, this Lease shall be terminated effective as of the date of the damage.

16.4 Damage to Building or Shopping Center or Damage During Last Six Months of Term.

Notwithstanding the provisions of Sections 16.1 and 16.2, in the event of (a) any destruction to the Building the cost to repair of which does not exceed thirty percent (30%) or more of the full insurable value of the Building or any other building located in the Shopping Center, even though the Premises are not damaged, or (b) any partial or total destruction to the Premises occurring during the last six (6) months of the Lease Term or of any extension thereof, Landlord shall have the right for a period of thirty (30) days after the determination of the availability of insurance proceeds to retain all insurance proceeds and to terminate this Lease, which right shall be exercised by giving written notice to Tenant of such termination within said thirty (30) day period. If Landlord does not give such notice to Tenant within said thirty (30) day period, Landlord shall cause the repair work to be completed promptly, restoring the Premises to substantially the condition existing immediately prior to such damage.

16.5 Restoration; Abatement of Rent.

If Landlord elects or is required to repair any damage to the Premises pursuant to this Section 16, Landlord shall not be required to make any repair or restoration to any Tenant work, Alteration, improvement or property installed on the Premises by or at the expense of Tenant; such items shall be replaced by Tenant at Tenant's sole cost and expense. In the event of any partial destruction which is repaired by Landlord, for the period between date of damage until the repairs are completed, or in the event of the termination of this Lease, for the period between the date of the damage and the date of termination, the Rent payable by Tenant shall be reduced in the proportion which the area of the Premises that are not usable bears to the total area of the Premises. This right to a partial abatement of Rent shall be Tenant's sole remedy as a result of any such damage and repair. Tenant hereby expressly waives any rights it may have pursuant to Section 1932, Subdivision 2 and Section 1933, Subdivision 4 of the California Civil Code, as amended from time to time.

17. Condemnation.

17.1 Definition of Terms.

For the purpose of this Lease, the term (a) "Taking" means a taking of the Premises or the Building or damage to the Premises or the Building related to the exercise of the power of eminent domain and includes a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (b) "Total Taking" means the taking of the entire Premises or so much of the Premises as to prevent or substantially impair the use thereof by Tenant for the uses herein specified, provided, however, that in no event shall a taking of less than ten percent (10%) of the Premises be deemed a Total Taking; (c) "Partial Taking" means the taking of only a portion of the Premises which does not constitute a Total Taking or a Taking of part of the Building that does not include the Premises; (d) "Date of Taking" means the date upon which the title to the Premises, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (e) "Award" means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

17.2 Rights.

The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein and Tenant shall have no right to any Award except as set forth herein. Unless and until this Lease is terminated pursuant to the provisions hereof, Tenant shall continue to pay to Landlord the Base Rent and other sums payable hereunder and Tenant shall faithfully keep and observe all of the terms, conditions and covenants of this Lease.

17.3 Total Taking.

In the event of a Total Taking during the Lease Term (a) the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the Premises shall cease and terminate as of the Date of Taking; (b) Landlord shall refund to Tenant any prepaid but unearned Rent and the remaining balance of the Security Deposit; (c) Tenant shall pay to the Landlord any Rent or charges due Landlord under this Lease, each prorated as of the Date of Taking; (d) Tenant shall receive from the Landlord those portions of the Award specifically attributable to trade fixtures of Tenant and Tenant's moving or relocation expenses, if any; and (e) the remainder of the Award shall be paid to and be the property of Landlord.

17.4 Partial Taking.

In the event of a Partial Taking during the Lease Term, this Lease shall not terminate unless Landlord, at its sole option, terminates the Lease by giving written notice of termination to Tenant within thirty (30) days of the Date of Taking. If Landlord elects to terminate the Lease, the provisions of Section 17.3 shall apply. If Landlord does not elect to terminate the Lease after a Partial Taking (a) the rights of Tenant under the Lease and the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (b) from and after the Date of Taking the Base Rent shall be an amount equal to the product obtained by multiplying the Base Rent payable immediately prior to the Taking by a fraction, the numerator of which is the number of square feet contained in the Premises after the Taking and the denominator of which is the number of square feet contained in the Premises prior to the Taking; (c) Tenant shall receive from the Award the portion of the Award specifically attributable to trade fixtures of Tenant; and (d) the remainder of the Award shall be paid to and be the property of the Landlord.

18. Assignment and Subletting.

18.1 Landlord's Consent Required.

Tenant shall not voluntarily, involuntarily or by operation of law assign, encumber or hypothecate all or any part of its interest in this Lease, sublet all or any part of the Premises, transfer any interest of Tenant therein or permit any use of the Premises by another party (any and all such acts being collectively referred to herein as a "Transfer") without obtaining in each instance the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any attempt to effect a Transfer without Landlord's consent shall be wholly void and shall constitute a breach of this Lease. No consent by Landlord to any Transfer by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such Transfer. The consent by Landlord to any one Transfer shall not be deemed a consent to any subsequent Transfer. The acceptance of Rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. Any Transferee shall assume in writing all of the obligations of Tenant under this Lease as of the effective date of the Transfer.

18.2 Proposed Transferee.

If Tenant desires to effect a Transfer, Tenant shall submit in writing to Landlord at least forty-five (45) days prior to the proposed Transfer the following information, all in sufficient detail to enable Landlord to evaluate the proposed Transfer and the prospective Transferee: (a) the name and legal composition of the proposed Transferee; (b) the nature of the business proposed to be carried on in the Premises; (c) the terms and provisions of the proposed Transfer, including copies of any purchase and sale agreements and escrow instructions; (d) current financial statements of the proposed Transferee including a net worth statement, income statement and balance sheet; (e) a business history and resume of the proposed Transferee including business and trade references; (f) a business plan of the proposed Transferee for the Premises; (g) a listing of the key employees, partners and financial backers of the proposed Transferee; and (h) such other pertinent information as Landlord may request concerning the proposed Transferee. If Landlord determines that in order to properly review this material, professional assistance is required, Tenant shall be notified of the same in advance and shall reimburse Landlord for the reasonable cost of such professional assistance.

Landlord shall not be required to commence its review of Tenant's request until it shall receive all of the described items. Landlord, after review of those items submitted, shall have the right to request from Tenant additional information, should Landlord determine that the items submitted are not sufficient for a proper analysis of the proposed request for transfer. Tenant shall promptly and completely respond to any such request for additional information.

18.3 Right to Recapture.

For a period of thirty (30) days after all of the information required under Section 18.2 is received by Landlord, Landlord shall have the right by written notice to Tenant to terminate this Lease as of a date specified in such notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given. If Landlord so terminates this Lease, Landlord may, if it elects, enter into a new lease covering the Premises with the proposed Transferee on such terms as Landlord and the proposed Transferee may agree or enter into a new lease covering the Premises with any other party; in such event, Tenant shall not be entitled to any portion of the profit,

if any, which Landlord may realize on account of such termination and reletting. From and after the date of such termination of this Lease, Tenant shall have no further obligation to Landlord hereunder, except for matters occurring or obligations arising hereunder prior to the date of such termination or any obligations of Tenant which are deemed to survive the termination or expiration of this Lease.

18.4 Intent of Parties.

It is the intent of the parties hereto that this Lease shall confer upon Tenant only the right to use and occupy the Premises, and to exercise such other rights as are conferred upon Tenant by this Lease. The parties agree that this Lease is not intended to have a bonus value or to serve as a vehicle whereby Tenant may profit by a future Transfer of this Lease or right to use or occupy the Premises as a result of any favorable terms contained herein, or future changes in the market for leased space. It is the intent of the parties that any such bonus value that may attach to this Lease shall be and remain the exclusive property of Landlord, except as expressly provided in this Lease to the contrary.

18.5 Reasonable Consent.

Without limiting the reasonable grounds under which the Landlord may withhold consent, the parties hereto agree that Landlord's refusal to consent to any proposed Transfer, or conditional consent to any Transfer, shall not be deemed unreasonable if:

(a) The proposed Transferee, or the proposed use of the Premises by such Transferee will not attract the same or greater volume of trade and patronage to the Shopping Center as Tenant or the use of the Premises by Tenant;

(b) Tenant fails to provide Landlord with the information required or requested by Landlord pursuant to Section 18.2, at least forty-five (45) days prior to the proposed Transfer;

(c) Landlord conditions its consent to such a Transfer upon the Transferee paying to Landlord an additional security deposit to secure the full and faithful performance of each and every term, provision, covenant and condition of this Lease by the Transferee;

(d) Landlord conditions its consent to such Transfer by requiring that Tenant agree to pay to Landlord, as Additional Rent, seventy-five percent (75%) of any and all rents received by Tenant from the Transferee in excess of the Rent to be paid under this Lease. For the purpose this Section 18.5, the term "Rent" shall include any consideration of any kind received, or to be received, by Tenant from the Transferee, if such sums are related to Tenant's interest in this Lease or in the Premises, including, but not limited to, key money, bonus money and payments for Tenant's personal property in excess of the book value thereof. The term "personal property" as used in this subsection shall include, without limitation, assets, fixtures, inventory, accounts, goodwill, equipment, furniture, general intangibles, and any capital stock or other equity ownership interest of Tenant;

(e) Landlord conditions its consent to such Transfer on reasonable assurance that the proposed Transferee's anticipated gross sales volume from the Premises will not be less than Tenant's;

(f) Tenant and/or the proposed Transferee have failed to provide Landlord with adequate assurances (i) of the source of Rent and other considerations due hereunder, (ii) that the Transfer will not breach any provision in any other lease of space in the Building or Shopping Center, or in any financing agreement or Security Instrument, (iii) that such Transfer shall not disrupt the tenant mix or balance in the Building or Shopping Center, or (iv) that the proposed Transferee's use of the Premises shall be a permitted use of the Premises specified in Section 1.15;

(g) The proposed Transferee intends to change the use of the Premises or intends to use the Premises for a use which is the same as or conflicts with the principal business of another tenant of the Shopping Center.

Tenant expressly agrees that the conditions imposed by Landlord on any Transfer pursuant to this Section 18 are not unreasonable for purposes of Section 1951.4(b) (2) of the California Civil Code, as amended from time to time. If Tenant requests Landlord to consent to a proposed Transfer, Tenant shall pay to Landlord, whether or not consent is ultimately given, Landlord's reasonable attorneys' fees and any other reasonable third party professional fees incurred in connection with each such request.

18.6 Security Interest.

Tenant hereby irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this Lease. Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, until the occurrence of an Event of Default by Tenant, Tenant shall have the right to collect such rent.

18.7 Deemed Transfers.

If Tenant is a partnership or limited liability company, a withdrawal or substitution (whether voluntary, involuntary, or by operation of law and whether occurring at one time or over a period of time) of any partner(s) or member(s) owning twenty-five percent (25%) or more of the ownership interest in the partnership or limited liability company, an assignment(s) of twenty-five percent (25%) or more (cumulatively) of any interest in the capital or profits of the partnership or limited liability company, or the dissolution of the partnership or limited liability company shall be deemed a Transfer of this Lease. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of the capital stock of Tenant in excess of twenty-five percent (25%) or any sale (or cumulative sales) of fifty-one percent (51%) of the value of the assets of Tenant shall be deemed to be a Transfer of this Lease. This Section 18.7 shall not apply to corporations the capital stock of which is publicly traded.

19. Subordination.

The following provisions shall govern the relationship of this Lease to any underlying or ground lease, or mortgage or deed of trust which now or hereafter affects the Premises, the Building, the Shopping Center and/or the Real Property, or Landlord's interest or estate therein (the "Project") and any renewal, modification, consolidation, replacement, or extension thereof (a "Security Instrument").

19.1 Priority.

This Lease is subject and subordinate to all Security Instruments existing as of the Commencement Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

19.2 Subsequent Security Instruments.

At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Commencement Date. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

19.3 Documents.

Tenant shall execute any document or instrument required by Landlord or any Lender (as defined below) to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily requires in connection with such agreements, including provisions that the Lender, if it succeeds to the interest of Landlord under this Lease, shall not be liable for (i) any act or omissions of any prior landlord (including Landlord), (ii) subject to any offsets or defenses which Tenant may have against any prior landlord (including Landlord), (iii) bound by any Rent or Additional Rent paid more than one (1) month in advance of its date due under this Lease unless the Lender receives it from Landlord, (iv) liable for any defaults on the part of Landlord occurring prior to the time that the Lender takes possession of the Premises in connection with the enforcement of its Security Instrument, (v) liable for the return of any Security Deposit unless such deposit has been delivered to Lender, or (vi) bound by any agreement or modification of the Lease made without the prior written consent of Lender. Tenant's failure to execute any such document or instrument within ten (10) days after written demand therefor shall constitute a default by Tenant or, at Landlord's option, Landlord may execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact to execute such documents in accordance with this Section. Upon receipt of written request of Tenant, Landlord shall use commercially reasonable efforts to obtain from any subsequent Lender who requires a subordination agreement, a tenant non-disturbance agreement, in Lender's customary form.

19.4 Tenant's Attornment.

Tenant shall attorn (a) to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Project; (b) to any grantee or transferee designated in any deed given in lieu of foreclosure; or (c) to the lessor under any underlying ground lease should such ground lease be terminated.

19.5 Lender.

The term "Lender" shall mean (a) any beneficiary, mortgagee, secured party, or other holder of any deed of trust, mortgage, or other written security device or agreement affecting the Project; and (b) any lessor under any underlying or ground lease under which Landlord holds its interest in the Project.

20. Default, Remedies.

20.1 Events of Default.

A breach of this Lease shall exist if any of the following events (hereinafter referred to as "Event of Default") shall occur:

(a) Default in the payment when due of any installment of Rent or other payment required to be made by Tenant hereunder, where such default shall not have been cured within three (3) days after such payment becomes due;

(b) Tenant's violation of the provisions of Sections 7.1(a), 18.1 or 27.2 of the Lease;

(c) Tenant's failure to perform any other term, covenant or condition contained in this Lease where such failure shall have continued for twenty (20) days after written notice of such failure is given to Tenant;

(d) Tenant's vacating or abandonment of the Premises;

(e) Tenant's assignment of its assets for the benefit of its creditors;

(f) The sequestration of, attachment of, or execution on, any substantial part of the property of Tenant or on any property essential to the conduct of Tenant's business, shall have occurred and Tenant shall have failed to obtain a return or release of such property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

(g) Tenant or any guarantor of Tenant's obligations hereunder shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seek appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its property;

(h) Tenant or any such guarantor shall take any corporate action to authorize any of the actions set forth in clause (g); or

(i) Any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof or (ii) remains undismissed for a period of forty-five (45) days.

20.2 Remedies.

Upon any Event of Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided at law or in equity, to which Landlord may resort cumulatively, or in the alternative:

(a) Recovery of Rent. Landlord shall be entitled to keep this Lease in full force and effect (whether or not Tenant shall have abandoned the Premises) and to enforce all of its rights and remedies under this Lease, including the right to recover Rent and other sums as they become due, plus interest at the Permitted Rate (as defined in Section 26.7 below) from the due date of each installment of Rent or other sum until paid.

(b) Termination. Landlord may terminate this Lease by giving Tenant written notice of termination. On the giving of the notice of termination, all of Tenant's rights in the Premises and the Building, Real Property and Shopping Center shall terminate. Upon the giving of the notice of termination, Tenant shall surrender and vacate the Premises in the condition required by Section 22, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant's subtenants, assignees or any other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this Section shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or Rent previously accrued or then accruing against Tenant. In no event shall any one or more of the following actions by Landlord constitute a termination of this Lease:

(i) maintenance and preservation of the Premises;

(ii) efforts to relet the Premises;

(iii) appointment of a receiver in order to protect Landlord's interest hereunder;

(iv) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to provisions hereof concerning subletting and assignment or otherwise; or

(v) any other action by Landlord or Landlord's agents intended to mitigate the adverse effects from any breach of this Lease by Tenant.

(c) Damages. In the event this Lease is terminated pursuant to Section 20.2(b), or otherwise, Landlord shall be entitled to damages in the following sums:

(i) the worth at the time of award of the unpaid Rent which has been earned at the time of termination; plus

(ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

(iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom including, without limitation, the following: (A) expenses for cleaning, repairing or restoring the Premises; (B) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of Rent, direct payment or allowance to the succeeding lessee, or otherwise); (C) real estate broker's fees, advertising costs and other expenses of reletting the Premises; (D) costs of carrying the Premises such as taxes and insurance premiums thereon, utilities and security precautions; (E) expenses in retaking possession of the Premises; (F) attorneys' fees and court costs; and (G) any unamortized real estate brokerage commission paid in connection with this Lease.

(v) The "worth at the time of award" of the amounts referred to in Subsections (i) and (ii) of this Section 20.2(c), is computed by allowing interest at the Permitted Rate (as defined in Section 26.7 below). The "worth at the time of award" of the amounts referred to in Subsection (iii) of this Section 20.2(c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The term "Rent" as used in this Section shall include all sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease, including, without limitation, Base Rent, Common Area Operating Expenses and Additional Rent.

20.3 Late Charges.

Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge of Two Hundred Dollars ($200.00) for each such late installment or other sum due. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

20.4 Default by Landlord.

Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event sooner than thirty (30) days after written notice specifying the obligation Landlord has failed to perform has been delivered from Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have been theretofore furnished to Tenant in writing. Notwithstanding the foregoing, if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default and Tenant's remedies in the event of Landlord's default shall be limited to damages and/or injunction. Tenant hereby waives any and all rights it may now or hereafter have or claim to have to set-off or deduct any sums due from Landlord from the rent payable by Tenant.

21. Attorney's Fees; Cost of Suit.

If either party shall bring any action or legal proceeding for damages for any alleged breach of any provision of this Lease, to recover Rent or possession of the Premises, to terminate this Lease, or to enforce, protect or establish any term or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding, reasonable attorney's fees and court costs, including attorney's fees and costs for appeal, as may be fixed by the court or jury. The term "prevailing party" shall mean the party who received substantially the relief requested, whether by settlement, dismissal, summary judgment, judgment, or otherwise. Should

Landlord, without fault on Landlord's part, be made a party to any litigation concerning this Lease, Tenant shall indemnify, protect, defend and hold Landlord harmless from all liability or claims of liability, including damages, costs and attorney's fees, incurred by Landlord in connection with such litigation.

22. Surrender of Premises; No Merger.

On the expiration of the Lease Term, or on the sooner termination of the Lease, Tenant shall surrender the Premises to Landlord in the same condition as received under this Lease, or any prior lease agreement(s), whichever is earlier, and otherwise in accordance with Sections 11.1 and 11.3, ordinary wear and tear excepted, and shall remove from the Premises all of Tenant's personal property and trade fixtures and such Alterations as Landlord has indicated to Tenant must be removed pursuant to Sections 11.1 and 11.3. If the Premises are not so surrendered, Tenant shall indemnify, protect, defend and hold Landlord harmless as provided for in Section 14.1 from and against loss or liability resulting from Tenant's delay, including, without limitation, any claims made by any succeeding Tenant or losses to Landlord for lost rental opportunities. Termination of this Lease shall not release Tenant from the payment of any obligation or sum that accrued prior to said termination. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

23. Holding Over.

If Tenant remains in possession, with the consent of Landlord, of all or any part of the Premises after the termination or expiration of the Lease Term, such possession shall be deemed to be a month to month tenancy only, and not a renewal hereof or an extension for any further term. Such tenancy shall be subject to the same terms and conditions as were applicable during the Lease Term, except that the Base Rent for each month of such tenancy shall be one hundred fifty percent (150%) of the Base Rent for the month preceding the termination or expiration of the Lease Term. If Tenant holds over after the termination or expiration of the Lease Term without the express written consent of Landlord, then the Tenant shall become a tenant at sufferance only and Tenant agrees that the reasonable rental value of the Premises during such a holding over period shall be one hundred fifty percent (150%) of the Base Rent for the month immediately preceding the termination or expiration of the Lease Term. The foregoing provisions of this Section 23 are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

24. Signs; Use of Building Name.

24.1 Exterior Signs.

Tenant shall not inscribe, paint, affix, place or permit to be placed any projecting sign, marquee, awning, banner, balloon, streamer, pennant, advertisement, sign, notice or placard on the exterior or roof of the Premises or upon or about the entrance doors, windows, sidewalks or areas adjacent to the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. Tenant agrees that Landlord may remove any such exterior signage placed by Tenant without Landlord's written consent and charge the cost of removal to Tenant provided that Landlord shall have first given Tenant at least three (3) days advanced written notice of Landlord's intent to remove the signage. Landlord reserves the right, in Landlord's sole and absolute discretion, to place and locate on the roof, Building façade, exterior sidewalls and rear wall of the Premises or any portion of the Building which is not leased to Tenant, such notices, signs, marquees and advertisements as Landlord may deem appropriate in the operation of Landlord's affairs.

24.2 Removal of Signs.

Any such signs or other items described above installed by Tenant with Landlord's consent shall be removed at the expiration or earlier termination of the Lease at Tenant's expense and Tenant shall repair any damage caused to the Premises resulting from such removal and restore the affected area to the condition existing prior to the installation of such sign(s). If Tenant fails to do so, Landlord may cause such removal, repair and restoration on Tenant's behalf at Tenant's expense. If Tenant installs such items without Landlord's consent, Tenant shall remove the same promptly upon receipt of a request by Landlord to do so and shall repair and restore the Premises accordingly. If Tenant fails to do so, Landlord may cause such removal and repair and restoration to be performed on Tenant's behalf at Tenant's expense. Tenant shall reimburse Landlord, as Additional Rent, within ten (10) days of written demand, for any and all sums expended by Landlord in the removal of Tenant's signs, plus interest at the Permitted Rate.

24.3 Building Name.

Tenant shall not use the name of the Building or Shopping Center or the name of the owner of the Building or the Shopping Center or words to such effect in connection with any business carried on in said Premises (except as the address of the Tenant) without the prior written consent of Landlord. Landlord reserves the right to change the name and title of the Building and/or Shopping Center at any time during the Lease Term, and Tenant hereby expressly agrees to such change at the option of Landlord and waives any and all damages occasioned thereby.

25. Rights Reserved by Landlord.

In addition to and without limiting all other rights reserved hereunder, Landlord specifically reserves the right from time to time in Landlord's sole and absolute discretion (a) to make changes to, eliminate or add to the Building, the Common Area, the Shopping Center and other improvements or buildings located on the Real Property, (b) to modify the location, shape, size and design of any component of the Shopping Center, and (c) to effect any other tenancies in the Building or Shopping Center and grant anyone the exclusive right to conduct any particular business or enterprise, other than Tenant's use specified in Section 1.15, in the Building or the Shopping Center. Landlord makes no warranties or representations as to the present occupants or occupancy level of the Shopping Center or as to future occupancy commitments. Tenant waives any duty or obligation, expressed or implied, on the part of Landlord to keep the Shopping Center leased or occupied, or partially leased or occupied, or to lease (or to not lease) portions of the Shopping Center for any specific purpose, use or type of use. Landlord reserves unto itself and, Tenant hereby grants to Landlord, such licenses, easements and other rights in, over or under the Premises, or any portion thereof, as shall be required for the construction, installation, repair, replacement and/or maintenance of structural supports and members, mains, conduits, pipes or other facilities to serve the Shopping Center or any part thereof.

26. General Provisions.

26.1 Captions; Exhibits; Defined Terms.

The captions and section headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or extend the meaning of any part of this Lease, or be used to interpret specific sections. The word(s) enclosed in quotation marks shall be construed as defined terms for purposes of this Lease. As used in this Lease, the masculine, feminine and neuter and the singular or plural number shall each be deemed to include the other whenever the context so requires.

26.2 Entire Agreement.

This instrument, along with any exhibits and attachments hereto, constitutes the entire agreement between Landlord and Tenant relative to the Premises and their agreement to lease the Premises. This Lease, together with the exhibits and attachments hereto may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this Agreement.

26.3 Severability.

If any term or provision of this Lease is, to any extent, determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law; provided, however, that if Tenant's obligation to pay Base Rent (or other sums required to be paid by Tenant hereunder) is determined to be invalid or unenforceable, then this Lease at the option of Landlord shall terminate.

26.4 Time; Joint and Several Liability.

Time is of the essence with respect to the performance of and each and every provision of this Lease on the part of Tenant to be performed. If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant. As to a tenant which consists of husband and wife, the obligations shall extend individually to their sole and separate property as well as to their community property.

26.5 Binding Effect; Choice of Law.

Landlord and Tenant agree that all provisions hereof are to be construed as both covenants and conditions as though the words importing such covenants and conditions were used in each separate Section hereof. Subject to any provisions hereof restricting assignment or subletting by Tenant, all of the provisions hereof shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that the obligations contained in this Lease to be performed by Landlord shall be binding on Landlord and Landlord's successors and assigns only during their respective periods of ownership. This Lease shall be governed by the laws of the State of California. The term "law" or "laws" as used in this Lease shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any government agency or authority having jurisdiction over the parties to this Lease or the Premises or both, in effect at the Commencement Date of this Lease or any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g., board of fire examiners, public utility or special district).

26.6 Waiver.

No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed. Any waiver of the breach of any covenant, term or condition

shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to in writing by Landlord.

26.7 Interest on Past Due Obligations.

Any Base Rent, Additional Rent or any other sum due from Tenant under this Lease which is received by Landlord after the date the same is due shall bear interest from said due date until paid, at an annual rate equal to the greater of (the "Permitted Rate"): (1) ten percent (10%); or (2) five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended. Payment of such interest shall not excuse or cure any default by Tenant.

26.8 Notices.

All notices or demands of any kind required or desired to be given by Landlord or Tenant hereunder shall be in writing addressed to Landlord or Tenant at the respective addresses set forth in Section 1.17 and shall be deemed delivered upon (a) personal delivery, or (b) forty-eight (48) hours after depositing the notice or demand in the United States mail, certified with return receipt requested, postage prepaid, or the next business day after deposit (in time sufficient for next business day delivery) with an independent third party overnight courier service.

26.9 Corporate Authority.

If Tenant is a corporation or limited liability company ("LLC"), each individual executing this Lease on behalf of said corporation or LLC represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation or LLC in accordance with a duly adopted resolution of the Board of Directors of said corporation or LLC or managers of said LLC or in accordance with the By-Laws of said corporation or operating agreement of said LLC, and that this Lease is binding upon said corporation or LLC in accordance with its terms. If Tenant is a corporation or LLC, Tenant shall, within thirty (30) days after execution of this Lease, and no later than the Commencement Date, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation or managers of said LLC authorizing or ratifying the execution of this Lease.

26.10 C. C. & R.'s.

This Lease is made subject to all matters of public record affecting title to the Real Property. Tenant shall abide by and comply with all private conditions, covenants and restrictions of public record and planned development permits now or hereafter affecting the Real Property and any amendment thereof.

All assessments and charges which are imposed, levied or assessed against the Real Property, the Building and/or Shopping Center pursuant to the above-described covenants, conditions and restrictions shall be a Common Area Operating Expense and Tenant shall pay its pro rata share of all assessments and charges to Landlord as provided in Section 9.4.

26.11 Brokers.

Tenant warrants that Tenant has not had any dealings with any realtor, broker or agent, other than Biagini Properties, Inc. in connection with the negotiation of this Lease and agrees to indemnify, protect, defend and hold Landlord and Biagini Properties, Inc. harmless from any cost, expense or liability for any compensation, commissions or charges claimed by any other realtor, broker or agent with respect to this Lease and/or the negotiation thereof.

26.12 Limitation on Landlord's Liability.

Tenant, for itself and its successors and assignees (to the extent this Lease is assignable), hereby agrees that in the event of any actual, or alleged, breach or default by Landlord under this Lease that:

(a) Tenant's sole and exclusive remedy against Landlord shall be as against Landlord's interest in the Shopping Center;

(b) No partner, manager, member, trustee, beneficiary, director, officer and/or shareholder of Landlord shall be sued or named as a party in a suit or action (except as may be necessary to secure jurisdiction of the Landlord);

(c) No service of process shall be made against any partner, manager, member, trustee, beneficiary, director, officer and/or shareholder of Landlord (except as may be necessary to secure jurisdiction of the Landlord);

(d) No partner, manager, member, trustee, beneficiary, director, officer and/or shareholder of Landlord shall be required to answer or otherwise plead to any service of process;

(e) No judgment will be taken against any partner, manager, member, trustee, beneficiary, director, officer and/or shareholder of Landlord;

(f) Any judgment taken against any partner, manager, member, trustee, beneficiary, director, officer and/or shareholder of Landlord may be vacated and set aside at any time nunc pro tunc;

(g) No writ of execution will ever be levied against the assets of any partner, manager, member, trustee, beneficiary, director, officer and/or shareholder of Landlord; and

(h) The covenants and agreements of Tenant set forth in this Section 26.12 shall be enforceable by Landlord and any partner, manager, member, trustee, beneficiary, director, officer and/or shareholder of Landlord.

26.13 WAIVER OF JURY TRIAL.

LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

INITIALS: ______ (Landlord)

______ (Tenant)

26.14 Estoppel Certificates.

Tenant agrees promptly following request by Landlord to (a) execute and deliver to Landlord any documents, including estoppel certificates presented to Tenant by Landlord, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, specifying such modification and certifying that this Lease as so modified is in full force and effect) and the date to which the Base Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder (or specifying such defaults, if any, that are claimed), and (iii) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord and (b) to deliver to Landlord the financial statements of Tenant with an opinion of a certified public accountant, including a balance sheet and profit and loss statement, for the last three (3) completed fiscal years, all prepared in accordance with generally accepted accounting principles consistently applied. Tenant's failure to deliver an estoppel certificate promptly following such request shall be an Event of Default under this Lease.

26.15 Quiet Enjoyment.

Landlord covenants and agrees with Tenant that upon Tenant's payment of rent and other monetary sums due under the Lease and performance of its covenants and conditions under the Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject however to the terms of this Lease and of any Security Instruments.

26.16 Definition of Landlord.

The term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title of the Premises or the ground lessee under a ground lease, and in the event of any transfer or transfers of the title of such fee or ground leasehold interest, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall after the date of such transfer or conveyance be automatically freed and relieved of all liability with respect to performance of any covenants or obligations on the part of Landlord contained in this Lease, thereafter to be performed; provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding upon each Landlord, its heirs, personal representatives, successors and assigns only during its respective period of ownership.

26.17 Approval by Lenders.

Tenant recognizes that the provisions of this Lease must be approved by a lender that may obtain a new or subsequent mortgage or deed of trust on the Premises or the Building if Landlord modifies the existing financing or obtains new financing on the Premises or Building. If such lender should require, as a condition to such financing, any modifications to this Lease and if Tenant refuses to execute the required modifications, Landlord shall have the right to terminate this Lease, provided however that no such modification shall substantially change the size or dimension of the Premises or substantially increase the Rent or other charges payable by Tenant under this Lease.

27. Hazardous Material.

27.1 Definitions.

As used herein, the term "Hazardous Material" shall mean any substance (a) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (b) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; (d) the presence of which on the Premises and/or the Parcel causes or threatens to cause a nuisance upon the Premises and/or the Parcel or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises and/or the Parcel; (e) the presence of which on adjacent properties could constitute a trespass; (f) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; (g) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or (h) without limitation radon gas.

27.2 Use Restriction.

Subject to the terms and conditions set forth in this Section 27, so long as First National Bank of Northern California, a California corporation, is the Tenant under this Lease, Tenant shall be permitted to use and store in the Premises those materials described in Section 27.8 below, but only in the quantities set forth in Section 27.8 below. Except as specifically allowed in the previous sentence, Tenant shall not cause or permit any Hazardous Material to be used, stored, generated, discharged, transported to or from, or disposed of in or about the Premises, or any other land or improvements in the vicinity of the Premises. The appearance of any Hazardous Material that is not permitted by this Lease in or about the Premises shall be deemed an Event of Default under Section 20.1. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all laws relating to the storage, use, generation, transport, discharge and disposal of any Hazardous Material by Tenant or Tenant's agents, employees, contractors, assignees, sublessees or invitees. If the presence of any Hazardous Material on the Premises caused or permitted by Tenant or its agents, employees, contractors, assignees, sublessees or invitees results in contamination of the Premises or any soil, air, ground or surface waters under, through, over, on, in or about the Premises, at Landlord's election in its sole and absolute discretion, (a) Tenant, at its sole cost and expense, shall promptly take all actions necessary to return the Premises and/or the surrounding real and personal property to the condition existing prior to the appearance of such Hazardous Material, or (b) Landlord may take any such actions in which event Tenant shall pay to Landlord in advance within ten (10) days of demand for the reasonable cost and expense estimated by Landlord to be incurred therewith and to the extent the actual cost exceeds the Landlord's estimate then the Tenant shall reimburse Landlord for such excess within ten (10) days after receipt of Landlord's invoice therefor.

Tenant shall defend, protect, hold harmless and indemnify Landlord and its agents and employees with respect to all actions, claims, losses, fines, penalties, fees, costs, damages and liabilities (including, but not limited to, attorneys' and consultants' fees) arising out of or in connection with any Hazardous Material used, generated, discharged, transported to or from, stored, or disposed of in, on, under, over, through or about the Premises and/or the surrounding real and personal property. Tenant shall not suffer any lien to be recorded against the Premises as a consequence of any Hazardous Material, including any so called state, federal or local "super fund" lien related to the "clean up" of any Hazardous Material in, over, on, under, through, or about the Premises. Tenant's indemnification, defense and hold harmless obligation pursuant to this Section 27.2 shall apply with respect to this Lease and any prior lease agreement(s) under which Tenant occupied the Premises and/or any other portion of the Shopping Center.

27.3 Compliance.

Tenant shall immediately notify Landlord of any inquiry, test, investigation, enforcement proceeding by or against Tenant or the Premises concerning any Hazardous Material. Any remediation plan prepared by or on behalf of Tenant must be submitted to Landlord prior to conducting any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord's consent. Tenant acknowledges that Landlord, as the owner of the Premises, at its election, shall have the sole right, at Tenant's expense, to negotiate, defend, approve and appeal any action taken or order issued with regard to any Hazardous Material by any applicable governmental authority.

27.4 Assignment and Subletting.

It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, generation, discharge, transport, use or disposal of any Hazardous Material; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to "clean up" or remediate any Hazardous Material; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, generation, discharge, transport, disposal or storage of any Hazardous Material.

27.5 Surrender.

Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove from the Premises and Shopping Center all Hazardous Materials which were used, stored, disposed of, released or introduced to, on or in the Premises by Tenant or Tenant's agents, employees, contractors, assignees, sublessees or invitees irrespective of whether such use, storage, disposal, release or introduction occurred in connection with Tenant's occupancy of the Premises under this Lease or any prior occupancy of any part of the Shopping Center under any prior lease agreements(s). If Tenant fails to so surrender the Premises, Tenant shall indemnify, protect, defend and hold Landlord harmless from and against all damages resulting from Tenant's failure to surrender the Premises as required by this Paragraph, including, without limitation, any actions, claims, losses, liabilities, fees (including, but not limited to, attorneys' and consultants' fees), fines, costs, penalties, or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises, or any other part of the Shopping Center, or a reduction in the fair market and/or rental value of the Premises, or any other part of the Shopping Center, by reason of the existence of any Hazardous Material in, on, over, under, through or around the Premises. Within a reasonable period of time after the expiration or earlier termination of this Lease, but before the Premises are occupied by any other tenant of Landlord, Landlord may cause an exit environmental audit of the Premises to be conducted by an environmental consultant or engineer to determine whether Tenant has fully discharged its obligations under this Section 27. Landlord shall pay the cost of such audit subject to the following: (i) if Tenant or any subtenant of Tenant has used or stored Hazardous Materials in the Premises not permitted by this Section 27, Tenant shall pay the entire cost of such audit; and (ii) if such audit demonstrates that Tenant or any of Tenant's agents, employees, contractors, assignees, sublessees or invitees has caused a release of Hazardous Materials that has contaminated the Premises, the Building, the Real Property and/or the Shopping Center, Tenant shall pay the entire cost of such audit and the entire cost of remediating the contamination.

27.6 Right to Appoint Consultant.

Landlord shall have the right to appoint a consultant, at Tenant's sole cost and expense, to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Premises, in an appropriate and lawful manner. Tenant, at its sole cost and expense, shall comply with all reasonable recommendations of the consultant.

27.7 Holding Over.

If any action of any kind is required or requested to be taken by any governmental authority to clean-up, remove, remediate or monitor any Hazardous Material from the Premises and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including without limitation, damages occasioned by the inability to re-let the Premises or a reduction of the fair market and/or rental value of the Premises.

27.8 Materials.

Materials	Quantity
None	None

27.9 Provisions Survive Termination.

The provisions of this Section 27 shall survive the expiration or termination of this Lease.

27.10 Controlling Provisions.

The provisions of this Section 27 are intended to govern the rights and liabilities of the Landlord and Tenant hereunder respecting Hazardous Materials to the exclusion of any other provisions in this Lease that might otherwise be deemed applicable. The provisions of this Section 27 shall be controlling with respect to any provisions in this Lease that are inconsistent with this Section 27.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the respective dates shown below.

LANDLORD:

Eureka Square Shopping Center, L.P.,
a California limited partnership

By:________________________
Roselee Y. Dague

Title: General Partner

Date:________________________

TENANT:

First National Bank of Northern California,
a California corporation

By:________________________
Jim D. Black

Title: President

Date: 8/15/13

EXHIBIT A

Eureka Square Shopping Cent

20-210 Eureka Square
Pacifica, CA 94044



Ground Floor Retail Spaces, North Building
20
30
40
50
86
70
60
88
90
90B
90C
90D
90E
94
Storage Room
DEMISED PREMISES
164 Eureka Square
Pacifica, CA 94044
±606 square feet
Second and Third floor offices above retail spaces
100
110
150
152
156
170
180
190
200
210
US BANK
Eureka Square
Oceana Blvd.

20 Elizabeth's Styling Salon
30 Discount Cigarettes
40 811 Square Feet
50 Red Hot Marsala Restaurant
60 Bay Area DME
70 1,966 Square Feet
86 820 Square Feet
88 Pro Nails
90 965 Square Feet
90-B 1,154 Square Feet
90-C Ocean Yoga
90-D City Arms Firearms
90-E 597 Square Feet
94 Maintech Services
100 2,190 Square Feet
110 1,844 Square Feet
150 3,215 Square Feet
152 Bay Area's Best Martial Arts
156 2,513 Square Feet
160 Eureka Cleaners
164 First National Bank of Northern California
170 2,109 Square Feet
180 The Longboard Margarita Bar
190 Go Sushi Restaurant
200 Oceana Market
210 3,030 Square Feet

NORTH

Biagini Properties, inc

333 W. El Camino Real, Suite 240
Sunnyvale, CA 94087-1969
Phone (408) 331-2300
Fax (408) 331-2301

Site plan not to scale and subject to change without notice

rev. 06/12/2013

PLEASE INITIAL

EXHIBIT B

INTERIOR ALTERATIONS AND IMPROVEMENTS

LANDLORD WORK. The Landlord shall not be responsible for performing or paying for any interior alterations and improvements work.

TENANT WORK. Tenant acknowledges that it is in possession of the Premises under a Prior Lease and agrees to continue its occupancy as of the Commencement Date hereof on an **"as is"** basis and to perform and pay for any interior alterations and improvements necessary for permitted use.

All Tenant Work shall be done in a first class workmanlike manner in accordance with municipal building codes and ordinances subject to the provisions of Section 11, ALTERATIONS of the Lease and to Landlord's prior written consent and approval.

EXHIBIT C

Legal Description

PARCEL 1:

Lot 1 as designated on the Map entitled "Eureka Square Pacifica, California", which map was filed in the Office of the Recorder of the County of San Mateo, State of California on May 14, 1962 in Book 56 of Maps at Pages 21 and 22.

PARCEL 2:

An easement for ingress and egress and the construction, installation, maintenance and repairs of retaining walls, service facilities, public utilities, and a pole line over a grip of land ten (10) feet in width being contiguous to and lying northeasterly of the southwesterly line of Parcel A as said Parcel A is shown on the Parcel Map entitled "Parcel Map being a re-subdivision of Lots 4, 5 & 6. Eureka Square Pacifica, California, Recorded on May 14, 1962 in Volume 56 of Maps at Pages 21 and 22, official records of San Mateo County, California, City of Pacifica, San Mateo County, California," which Parcel Map was filed in the Office of the Recorder of the County of San Mateo, State of California, on November 10, 1975 in Book 29 of Parcel Maps at Page 35; said southwesterly line being shown as North 65° 44' 36" west 207.00 feet on said map; said ten foot strip of land to extend from the General Southerly line of said Parcel A to the Westerly line of said Parcel A.

ALSO

All that certain real property situate in the City of Pacifica, County of San Mateo, State of California, described as:

A NON-EXCLUSIVE EASEMENT for ingress and egress through Parcel "B" from Parcel "A", over and across the Easterly thirty (30) feet of the dividing line between Parcels "A" and "B" designated as "South 88° 44' 36" East 50.00 feet", as said Parcels are shown on the map filed in the office of the Recorder of the County of San Mateo, State of California on November 14, 1977 in Book 39 of Parcel Maps at page 24, PROVIDED that said right of ingress and egress shall be exercised so as not to impede or interfere with the business conducted by the Grantor, its tenants, licensees, successors or assigns upon said Parcel "B".

Commonly known by the street address:

Eureka Square Shopping Center
20-210 Eureka Square
Pacifica, CA 94040

EXHIBIT F

RULES AND REGULATIONS

Tenant agrees to the establishment of, and shall abide by, the following Rules and Regulations established for the use of the Shopping Center, as provided in Section 9.5 of the Lease:

1. All deliveries and trash pick-up shall be made at the hours not in violation of municipal ordinances. Deliveries shall be made from the loading and unloading areas designated by the Landlord; such areas may be changed from time to time by Landlord at Landlord's discretion without notice to Tenant.

2. Subject to the provisions of the Lease, the parking of vehicles used by Tenant and Tenant's employees shall be restricted to designated areas, to the rear parking area and along the outer perimeter of the Shopping Center and not within 150 feet of the Building storefronts.

3. No person shall use any roadway, sidewalk or walkway, except as a means of egress from or ingress to any floor area and automobile parking areas within the Shopping Center, or adjacent public streets. Such use shall be in an orderly manner, in accordance with the directional or other signs or guides. Roadways shall not be used at an unsafe speed and shall not be used for parking or stopping, except for the immediate loading or unloading of passengers. No sidewalk or walkway shall be used for other than pedestrian travel unless expressly agreed to in writing by Landlord.

4. No person shall use any automobile parking areas except for the parking of motor vehicles during the period of time such person or the occupants of such vehicle are employees, customers or business invitees of the retail establishments within the Shopping Center. All motor vehicles shall be parked in an orderly manner within the painted lines defining the individual parking spaces. The repair of motor vehicles, the storage of motor vehicles and the abandonment of motor vehicles within the Common Area or Shopping Center is expressly prohibited and subject to tow away by Landlord at the motor vehicle owner's expense.

5. No person or Tenant without the prior written consent of Landlord, shall in or on any part of the Common Area and/or Shopping Center:

(a) Vend, peddle, or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever.

(b) Exhibit any sign, placard, banner, pennant, notice or other written material, all of which may be removed by Landlord at the expense of the offending person or Tenant.

(c) Solicit signatures on any petition or for any other purpose, disseminate any information in connection therewith, or distribute any circular, booklet, handbill, placard, or other material which has no relationship to any purpose for which the Shopping Center was built or is being used.

(d) Solicit membership in any organization, group, or association, or contribution for any purpose which has no relationship to the Shopping Center.

(e) Parade, rally, patrol, picket, demonstrate, or engage in any conduct that might tend to interfere with or impede the use of any of the Common Area by any customer, business invitee, employee, or tenant of the Shopping Center, create a disturbance, attract attention, or harass, annoy, disparage, or be detrimental to the interest of any of the retail establishments within the Shopping Center.

(f) Use any portion of the Common Area for any purpose when none of the retail establishments within the Shopping Center is open for business, or employment.

(g) Throw, discard, or deposit any paper, glass, trash, debris or extraneous matter of any kind, except in designated trash receptacles and dumpsters, or create litter or hazards of any kind anywhere within the Shopping Center.

(h) Use any sound making device of any kind or create or produce in any manner noise or sound that is annoying, unpleasant, or distasteful to any other tenant, occupant, or adjacent resident.

(i) Deface, damage, or demolish any sign, light standard, or fixture, landscaping material, or other improvement within the Shopping Center, or the property of customers, business invitees, or employees situated within the Shopping Center.

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(j) Park, store, repair or abandon motor homes, mobile homes, trailers, trucks or motorcycles anywhere within the Common Area or Shopping Center.

(k) Install a coin phone or other device anywhere within the Common Area or Shopping Center for the sale, promotion or display of merchandise or services.

The listing of specific items as being prohibited is not intended to be exclusive, but to indicate in a general manner the right in which to use the Common Area and/or Shopping Center, solely as a means of access and convenience in doing business at and in the Shopping Center. The listing shall at all times be controlled by Landlord and may be supplemented or modified by it in its sole and absolute discretion.

6. Landlord shall have the right to remove or exclude from or to restrain (or take legal action to do so), any unauthorized person from, or from coming upon, the Shopping Center or any portion thereof, and to prohibit, abate, and recover damages arising from an unauthorized act, whether or not such act is in express violation of the Rules and Regulations set forth herein.

7. No person shall give directives to, reprimand, or otherwise speak negatively to any of Landlord's employees, vendors or agents. All complaints which Tenant may have shall be communicated to the Landlord's designated property manager, or if none, then to Landlord directly. All complaints communicated by telephone to Landlord's designated property manager shall be followed up by written complaint from Tenant to Landlord.

8. No person shall use any part of the Shopping Center for living quarters or lodging purposes or the storage of items or materials not directly related to Tenant's permitted use or for manufacturing of any kind unless expressly permitted by the use provision of the Lease and municipal codes and ordinances.

9. No person shall harbor, feed or care for live animals, including without limitation, cats, dogs, birds and reptiles anywhere within the Premises and/or Shopping Center.

10. The toilet rooms, toilets, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises unless expressly permitted by Section 1.15 of the Lease. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building, Shopping Center and/or Real Property. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Section 1.15 of the Lease.

11. Tenant shall not install any radio or television antenna, loudspeaker, satellite dish, communications appliance or other device on the roof or exterior walls of the Building without the express written consent of Landlord. Tenant shall not interfere with radio or television broadcasting or reception from or in the Shopping Center or elsewhere.

12. Subject to the Tenant's Work listed in Exhibit B, Tenant shall not mark, drive nails, screw or drill into the partitions, walls, ceilings, woodwork or plaster or in any way deface the Premises and/or Shopping Center or any part thereof. Landlord reserves the right to direct electricians as to where and how telephone and voice, audio and data communication wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires without the written consent of Landlord. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from non-compliance with this rule. Tenant shall not install, maintain or operate upon the Premises any vending machine (except for those permitted by Section 1.15 of the Lease) without the written consent of Landlord. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

13. Landlord reserves the right to exclude or expel from the Building, Shopping Center and/or Real Property any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Shopping Center. Tenant shall store all its trash and garbage within its Premises or properly dispose of same in facilities, if any, provided by Landlord. Tenant shall not place in any trash box, dumpster or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. The Premises shall not be used for residential or lodging purposes or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectional purpose. All permitted restaurant cooking shall be done by Tenant using Underwriters' Laboratory-approved equipment for ranges, ovens, warmers,

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and brewing coffee, tea, hot chocolate and similar beverages, provided that such equipment shall be operated in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building or onto the Shopping Center and/or Real Property. Without the written consent of Landlord, Tenant shall not use the name of the Building, Shopping Center and/or Real Property in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

14. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord, its insurance carrier or Tenant's insurance carrier or any governmental agency.

15. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees and/or agents of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee and/or agent of Landlord will admit any person (Tenant or otherwise) to any space without specific instructions from Landlord. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building, Shopping Center and/or Real Property. Tenant shall not leave motor vehicles, trailers, recreational vehicles, boats or storage vans in the Shopping Center parking areas overnight nor park any vehicles in the Shopping Center parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a continuous waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building, Shopping Center and/or Real Property. Violators of parking rules and regulations are subject to tow away at the vehicle owner's expense.

16. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any Lease of Premises in the Building, Shopping Center and/or Real Property. Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building, Shopping Center and/or Real Property and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted by Landlord and notified to Tenant.

17. Landlord reserves the right to change these Rules and Regulations, and to make such other Rules and Regulations as in its judgment may from time to time be necessary for the safety and cleanliness of, and for the preservation of good order in and the efficient operation of the Building, Shopping Center and/or Real Property as the Landlord shall determine.

18. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, assignees, sublessees, invitees and guests.